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                                                                EXHIBIT 10(a)(3)

                                                                  EXECUTION COPY

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                        U.S.$430,000,000 CREDIT AGREEMENT

                                      AMONG

                                  AQUILA, INC.,

                                  AS BORROWER,

              THE SEVERAL LENDERS FROM TIME TO TIME PARTIES HERETO,

               THE ISSUING BANKS FROM TIME TO TIME PARTIES HERETO

                                       AND

                           CREDIT SUISSE FIRST BOSTON,

                    ACTING THROUGH ITS CAYMAN ISLANDS BRANCH,

                            AS ADMINISTRATIVE AGENT,

                       LEAD ARRANGER AND SOLE BOOK RUNNER

                            DATED AS OF APRIL 9, 2003

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                                TABLE OF CONTENTS

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ARTICLE 1.  DEFINITIONS..................................................................................1

   1.1        Defined Terms..............................................................................1
   1.2        Other Definitional Provisions.............................................................24
   1.3        Fair Value of Collateral Utility Business.................................................25

ARTICLE 2.  AMOUNT AND TERMS OF COMMITMENTS.............................................................25

   2.1        Term Loans................................................................................25
   2.2        Repayment of Loans; Evidence of Debt......................................................25
   2.3        Procedure for Borrowing...................................................................26
   2.4        Fees......................................................................................26

   2.5        Letters of Credit.........................................................................27
   2.6        Credit-Linked Deposit Account.............................................................34
   2.7        Optional and Mandatory Prepayments and Reductions.........................................34
   2.8        Interest Rate Conversion and Continuation Options.........................................40
   2.9        Maximum Amounts of Eurodollar Tranches....................................................40
   2.10       Interest Rates; Default Rate Payment Dates................................................41
   2.11       Computation of Interest...................................................................41
   2.12       Inability to Determine Interest Rate......................................................42
   2.13       Pro Rata Treatment and Payments; Funding Reliance.........................................42
   2.14       Illegality................................................................................43
   2.15       Requirements of Law.......................................................................43
   2.16       Taxes.....................................................................................45
   2.17       Indemnity.................................................................................47
   2.18       Discretion of Lender as to Manner of Funding..............................................47
   2.19       Change of Lending Office; Replacement Lender..............................................47
   2.20       Collateral................................................................................48

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES..............................................................50

   3.1        Financial Condition.......................................................................50
   3.2        No Change.................................................................................50
   3.3        Corporate Existence; Compliance with Law..................................................50
   3.4        Corporate Power; Authorization; Enforceable Obligations...................................50
   3.5        No Legal Bar..............................................................................51
   3.6        No Material Litigation....................................................................51
   3.7        No Default................................................................................51
   3.8        Ownership of Property; Liens..............................................................51
   3.9        Subsidiaries..............................................................................52
   3.10       Intellectual Property.....................................................................52
   3.11       Taxes.....................................................................................52
   3.12       Margin Stock..............................................................................52
   3.13       ERISA.....................................................................................53
   3.14       Holding Company; Investment Company Act; Other Regulations................................53
   3.15       Purpose of Loans..........................................................................53
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   3.16       Environmental Matters.....................................................................54
   3.17       Insurance.................................................................................54
   3.18       Accuracy and Completeness of Information..................................................54
   3.19       Leaseholds, Permits, etc..................................................................55
   3.20       No Restrictive Covenants..................................................................55
   3.21       First Mortgage Indenture..................................................................55

ARTICLE 4.  CONDITIONS PRECEDENT........................................................................57

   4.1        Conditions to Closing Date................................................................57

ARTICLE 5.  AFFIRMATIVE COVENANTS.......................................................................60

   5.1        Financial Statements......................................................................60
   5.2        Certificates; Other Information...........................................................61
   5.3        Payment and Performance of Obligations....................................................62
   5.4        Maintenance of Existence..................................................................62
   5.5        Maintenance of Property; Insurance........................................................62
   5.6        Inspection of Property; Books and Records; Discussions....................................62
   5.7        Notices...................................................................................62
   5.8        Environmental Laws........................................................................63
   5.9        ERISA.....................................................................................64
   5.10       Use of Proceeds...........................................................................64
   5.11       Margin Stock..............................................................................64
   5.12       Maintain Ownership of Domestic Utility Business...........................................64
   5.13       Post-Closing Matters......................................................................64
   5.14       Credit Ratings............................................................................65

ARTICLE 6.  NEGATIVE COVENANTS..........................................................................65

   6.1        Financial Covenants.......................................................................65
   6.2        Limitation on Fundamental Changes.........................................................66
   6.3        Limitation on Transactions with Affiliates................................................67
   6.4        Limitation on Liens.......................................................................68
   6.5        Amendments of Organizational Documents....................................................68
   6.6        Limitation on Guarantee Obligations.......................................................68
   6.7        Limitation on Sale of Assets..............................................................69
   6.8        Limitation on Investments, Loans and Advances.............................................70
   6.9        Limitation on Dividends and Stock Repurchases.............................................73
   6.10       Limitation on Indebtedness or Mandatory Redeemable Stock..................................73
   6.11       Limitation on Sales and Leasebacks........................................................75
   6.12       Payment Restrictions......................................................................75
   6.13       Limitation on Businesses..................................................................75
   6.14       Limitation on Certain Amendments..........................................................76
   6.15       Limitations on Subsidiaries' Equity Interests.............................................76
   6.16       Limitation on Release of Mortgaged Property; Limitation in Respect of Insurance...........77
   6.17       Hedging Arrangements; Forward Sale or Purchase Contracts..................................77
   6.18       Limitation on Amendments or Supplements to the First Mortgage Indenture...................77
   6.19       Prohibition on Liens on Indenture Collateral and Additional Collateral....................78

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   6.20       Other Indentures..........................................................................78
   6.21       Limitation on Other Liens.................................................................78
   6.22       MEP Pleasant Hill, LLC....................................................................78

ARTICLE 7.  EVENTS OF DEFAULT...........................................................................79

   7.1        Events of Default.........................................................................79

ARTICLE 8.  THE AGENTS..................................................................................81

   8.1        Appointment...............................................................................81
   8.2        Delegation of Duties......................................................................82
   8.3        Exculpatory Provisions....................................................................82
   8.4        Reliance by Agents........................................................................82
   8.5        Notice of Default.........................................................................83
   8.6        Non-Reliance on Agents and Other Lenders..................................................83
   8.7        Indemnification...........................................................................83
   8.8        Agent in Its Individual Capacity..........................................................84
   8.9        Successor Administrative Agent............................................................84

ARTICLE 9.  MISCELLANEOUS...............................................................................84

   9.1        Amendments and Waivers....................................................................84
   9.2        Notice....................................................................................85
   9.3        No Waiver; Cumulative Remedies............................................................86
   9.4        Survival of Representations and Warranties................................................86
   9.5        Payment of Expenses and Taxes; Indemnification............................................86
   9.6        Successors and Assigns; Participations and Assignments....................................87
   9.7        Adjustments; Setoff.......................................................................91
   9.8        Confidentiality...........................................................................92
   9.9        Effectiveness.............................................................................92
   9.10       Counterparts..............................................................................92
   9.11       Severability..............................................................................92
   9.12       Integration...............................................................................93
   9.13       Governing Law.............................................................................93
   9.14       Submission To Jurisdiction; Waivers.......................................................93
   9.15       Acknowledgments...........................................................................94
   9.16       Waivers of Jury Trial.....................................................................94
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EXHIBITS AND SCHEDULES

Exhibit A-1           Form of Notice of Borrowing
Exhibit A-2           Form of Notice of Interest Rate Conversion
Exhibit B             Form of Closing Certificate
Exhibit C             Form of Assignment and Assumption Agreement

Schedule I            Commitments and Lending Offices of Lenders
Schedule 3.4a         First Mortgage Approvals
Schedule 3.4b         Required Consents of Governmental Authorities
Schedule 3.8          Exceptions to Title to Borrower's Properties
Schedule 3.9          Material Subsidiaries and Collateral Subsidiaries
Schedule 6.10         Debt and Mandatory Redeemable Stock

                                       iv
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          CREDIT AGREEMENT, dated as of April 9, 2003, among AQUILA, INC., a
Delaware corporation (the "BORROWER"), the several banks and other financial institutions from time to time party hereto (the "LENDERS"), the Issuing Banks from time to time party hereto (the "ISSUING BANKS") and CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, as Administrative Agent (in such capacity the "ADMINISTRATIVE AGENT"), Lead Arranger and Sole Book Runner.

                             PRELIMINARY STATEMENTS

          1. The Borrower has requested the Lenders extend credit to the Borrower in the form of term loans and risk participations in letters of credit in an aggregate principal amount not in excess of $430,000,000. The proceeds of the Loans are to be used by the Borrower, first, to repay in full the Existing Credit Agreements and certain other indebtedness and, thereafter, to provide working capital and for other general corporate purposes of the Borrower. The letters of credit are to be used for the general corporate purposes of the Borrower.

          2. In consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ADDITIONAL COLLATERAL" shall mean (i) the Pledged Equity Interests (as such term is defined in the Canadian Pledge Agreement), (ii) the Pledged Equity Interests (as such term is defined in the IPP Pledge Agreement), and (iii) the Pledged Equity Interests (as such term is defined in the ANCMC Canadian Pledge Agreement), in each case so long as such collateral remains subject to the Lien of such pledge agreement in accordance with the terms hereof and thereof.

          "ADMINISTRATIVE AGENT" shall have the meaning ascribed thereto in the heading hereto and shall include such other Lender or financial institution as shall have subsequently been appointed as the successor Administrative Agent pursuant to SECTION 8.9.

          "AFFECTED LENDER" shall have the meaning ascribed thereto in SECTION 2.19.

          "AFFILIATE" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of (including all directors and officers of such Person), is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by ownership of voting securities, by contract or otherwise.

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          "AGENTS" shall have the meaning ascribed thereto in SECTION 8.1.

          "AGREEMENT" shall mean this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE" shall mean, on any particular date, a rate of interest per annum equal to the highest of

          (a) the rate of interest most recently announced by CSFB as its prime rate in effect at its principal office in New York City (which rate is not necessarily intended to be the lowest rate of interest charged by CSFB in connection with extensions of credit);

          (b)   the Federal Funds Rate for such date PLUS 0.50%; and

          (c)   4.00%.

          "ALTERNATE BASE RATE LOANS" shall mean Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

          "ANCFC" shall mean Aquila Networks Canada Finance Corporation, an unlimited company organized under the laws of the Province of Nova Scotia.

          "ANCFC GUARANTY" shall mean a guaranty made by ANCFC, as Guarantor, in favor of the Collateral Agent for the benefit of the Secured Parties in support of ANCMC Canadian Pledge Agreement, in form and substance satisfactory to the Lenders and the Collateral Agent.

          "ANCL CREDIT FACILITY" shall mean that certain Credit Agreement, dated as of May 31, 2001, among Aquila Canada Ltd., as Borrower, Bank of America Canada, Bank of Montreal, Deutsche Bank AG, Canada Branch, Royal Bank of Canada, The Toronto-Dominion Bank and the financial institutions who become parties thereto from time to time, as Lenders, The Toronto-Dominion Bank, as Administration Agent, and Bank of Montreal, as Syndication Agent.

          "ANCMC" shall mean Aquila Networks Canada Management Corporation, a corporation organized under the laws of the Province of Alberta.

          "ANCMC CANADIAN PLEDGE AGREEMENT" shall mean a pledge agreement between ANCFC and the Collateral Agent for the benefit of the Secured Parties (as defined therein) pursuant to which, among other things, ANCFC pledges to the Collateral Agent all of the outstanding Capital Stock of ANCMC, in form and substance satisfactory to the Lenders and the Collateral Agent.

          "APPROVED FUND" shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

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          "ARRANGER" shall mean CSFB and its successors.

          "ASSIGNEE" shall have the meaning ascribed thereto in SECTION 9.6(c).

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning ascribed thereto in SECTION 9.6(c).

          "AVAILABILITY PERIOD" shall mean the period from and including the Closing Date to, but excluding, April 15, 2006.

          "BENEFITED LENDER" shall have the meaning ascribed thereto in SECTION 9.7(a).

          "BOND COLLATERAL AGREEMENT" shall mean a bond collateral agreement between the Borrower and the Collateral Agent for the benefit of the Secured Parties (as therein defined) in form and substance satisfactory to the Lenders and the Collateral Agent.

          "BORROWER" shall have the meaning ascribed thereto in the heading hereto.

          "BUSINESS" shall have the meaning ascribed thereto in SECTION 3.16(a).

          "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in Dollars in the interbank market in London, England.

          "CANADIAN ASSETS" shall mean the shares of, or all or substantially all of the assets of, Aquila Networks Canada (Alberta) Ltd., an Alberta company, and Aquila Networks Canada (British Columbia) Ltd., a British Columbia company, each a Wholly-Owned Subsidiary of the Borrower.

          "CANADIAN COLLATERAL EVENT" shall have the meaning ascribed thereto in
     SECTION 2.7(b)(ii).

          "CANADIAN NET PROCEEDS" shall have the meaning ascribed thereto in
     SECTION 2.7(c).

          "CANADIAN PARENTS" shall mean Missouri Public Service Company, a Missouri corporation and a Wholly-Owned Subsidiary of the Borrower, and Aquila Networks Canada Corp., an Alberta corporation and a Wholly-Owned Subsidiary of the Borrower.

          "CANADIAN PLEDGE AGREEMENT" shall mean a pledge agreement among the Borrower, Aquila Canada Holdings, Inc. and the Collateral Agent for the benefit of the Secured Parties (as defined therein) pursuant to which, among other things, the Borrower and Aquila Canada Holdings, Inc. pledge to the Collateral Agent all of the outstanding Capital Stock of the Canadian Parents, in form and substance satisfactory to the Lenders and the Collateral Agent.

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          "CAPITAL EXPENDITURES" of any Person shall mean, for any period, without duplication, all expenditures (whether paid in cash or other consideration) during such period that, in accordance with GAAP, are or should be capitalized on such Person's financial statements.

          "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     SECTION 2.5(j).

          "CASH EQUIVALENTS" shall mean (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender and certificates of deposit with maturities of one year or less from the date of acquisition and overnight bank deposits of any other commercial bank having capital and surplus in excess of $500,000,000, (c) commercial paper of any issuer rated at least A-2 by Standard & Poor's or P-2 by Moody's, (d) additional money market investments with maturities of one year or less from the date of acquisition rated at least A1 or AA by Standard & Poor's or P-1 or Aa by Moody's and (e) tax-exempt debt obligations of any State of the United States or of any county or other municipal government subdivision of any State of the United States with maturities of one year or less from the date of acquisition rated at the highest investment grade rating by Standard & Poor's or by Moody's, or publicly traded or open-end bond funds that invest exclusively in such tax-exempt debt obligations.

          "CITIBANK 364-DAY REVOLVING CREDIT AGREEMENT" shall mean the U.S.$325,000,000 364-Day Revolving Credit Agreement dated as of April 12, 2002 among the Borrower, the lenders party thereto and Citibank, N.A., as agent.

          "CITIBANK 3-YEAR REVOLVING CREDIT AGREEMENT" shall mean that certain U.S.$325,000,000 3-Year Revolving Credit Agreement dated as of April 12, 2002 among the Borrower, the lenders party thereto, Citibank, N.A., as agent, and Bank One, NA, as LC Issuing Bank.

          "CHANGE IN TAX LAW" shall have the meaning ascribed thereto in SECTION 2.16(a).

          "CHANGE OF CONTROL" shall mean the occurrence of any of the following:

          (a) any Person or "GROUP" (within the meaning of SECTION 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 40% or more of the aggregate outstanding classes of Capital Stock having voting power in the election of directors of the Borrower or (ii) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors;

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          (b) a majority of the persons who comprise the Board of Directors of the Borrower on the date hereof shall be replaced, unless such replacement
     (i) was either recommended by at a majority of the Board of Directors of the Borrower then still in office who either were members of such Board of Directors on the date hereof or whose election as a member of such Board of Directors was previously so approved or (ii) the replacing persons have been appointed by such Board of Directors; or

          (c) the Borrower shall be liquidated or dissolved.

          "CLAY COUNTY SYNTHETIC LEASE" shall mean the lease financing of the Raccoon Creek 334 MW Peaking Power Plant in Clay County, Illinois, entered into pursuant to the Second Amended and Restated Participation Agreement, dated as of August 31, 2001, among MEP Flora Power, LLC, Aquila Merchant Services, Inc., Clay County Purchaser, L.L.C., Clay County Trust 2000, Wilmington Trust Company, not in its individual capacity but solely as Trustee of the Clay County Trust 2000, the financial institutions named as Tranche A Lenders in the Participation Agreement, the financial institutions named as Tranche B Lenders in the Participation Agreement, the financial institutions named as Certificate Holders in the Participation Agreement, Credit Lyonnais New York Branch, as Administrative Agent and Sole Lead Arranger, and Credit Lyonnais New York Branch, as Swap Party.

          "CLOSING DATE" shall mean the date on which the conditions precedent set forth in SECTION 4.1 shall be satisfied or waived by the Required Lenders.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall have the meaning ascribed thereto in the Collateral Documents.

          "COLLATERAL AGENT" shall mean CSFB, acting through its Cayman Islands Branch, as collateral agent under the Canadian Pledge Agreement, the ANCMC Canadian Pledge Agreement, the IPP Pledge Agreement and the Bond Collateral Agreement.

          "COLLATERAL DOCUMENTS" shall mean a collective reference to the First Mortgage Bonds, the Bond Collateral Agreement, the Supplemental Indenture, the Canadian Pledge Agreement, the ANCMC Canadian Pledge Agreement, and the IPP Pledge Agreement (to the extent such documents have not been terminated in accordance with the terms hereof and thereof) and such other documents executed and delivered in connection with the attachment and perfection of the Collateral Agent's security interest and liens arising thereunder, including, without limitation, UCC financing statements filed in connection therewith, but excluding the First Mortgage Indenture.

          "COLLATERAL EBITDA" shall mean, for any period, without duplication, the sum of (i) the gross profit of the Collateral Utility Business, MINUS
     (ii) the operating expense of the Collateral Utility Business for such period, PLUS (iii) to the extent otherwise reflected as a charge in operating expense of the Collateral Utility Business for such period, any non-recurring, non-cash charges resulting from any write-down to the appraised value set forth in the applicable appraisal referred to in
     SECTION 4.1, PLUS (iv) to the extent

                                        5
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     otherwise reflected in clause (i) or (ii) above, depreciation and amortization, PLUS, (v) so long as the Lien of the Canadian Pledge Agreement remains in effect in accordance with the terms hereof and thereof, cash dividends actually received by the Borrower which were declared and made during such period and based upon (and not in excess of) retained consolidated earnings of Aquila Networks Canada Corp. for the immediately preceding period. For purposes of the calculations in SECTION 6.1, the Collateral EBITDA of any line of business constituting a portion of Collateral Utility Business shall be for the last four consecutive fiscal quarters regardless of when during the period such line of business became a portion of Collateral Utility Business.

          "COLLATERAL SUBSIDIARIES" shall mean, collectively, (i) so long as the Liens of the ANCMC Canadian Pledge Agreement remains in effect in accordance with the terms hereof and thereof, ANCMC and each Subsidiary of ANCMC, (ii) so long as the Liens of the Canadian Pledge Agreement remains in effect in accordance with the terms hereof and thereof, each of the Canadian Parent and each of the Canadian Parent's respective Subsidiaries, and (iii) so long as the Lien of the IPP Pledge Agreement remains in effect in accordance with the terms hereof and thereof, UtilCo Group Inc. and each of its Subsidiaries.

          "COLLATERAL UTILITY BUSINESS" shall mean the regulated natural gas transmission and distribution assets and businesses owned and operated by the Borrower in the States of Michigan and Nebraska, and upon and after substantially all of the tangible assets of such line or lines of business become subject to the Lien of the First Mortgage Indenture, the regulated electric or natural gas transmission and distribution assets and businesses owned and operated by the Borrower in any other jurisdiction in the United States.

          "COMMITMENT" shall mean, as to any Lender, the obligation of such Lender to make a Loan to the Borrower and to fund its Credit-Linked Deposit in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on SCHEDULE I. The aggregate amount of the Commitments is $430,000,000.

          "COMMITMENT LETTER" shall mean the Commitment Letter, dated March 21, 2003, between the Borrower and the Arranger.

          "COMMITMENT PERCENTAGE" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loans and Credit-Linked Deposit then outstanding constitutes of the aggregate principal amount of the Loans and Credit-Linked Deposits then outstanding).

          "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Borrower or any Subsidiary within the meaning of SECTION 4001(a)(14) of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under SECTION 414 of the Code.

                                        6
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          "COMPLIANCE CERTIFICATE" shall have the meaning ascribed thereto in
     SECTION 5.2(b).

          "CONFIDENTIAL INFORMATION" shall have the meaning ascribed thereto in
     SECTION 9.8.

          "CONSOLIDATED GROUP" shall mean the Borrower and its Consolidated Subsidiaries.

          "CONSOLIDATED NET INCOME" means, for any fiscal period, net income of the Consolidated Group for such period, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET WORTH" means, as of the last day of any fiscal quarter, the amount of the common stock equity of the Borrower less accumulated other comprehensive gains (or, if applicable, plus accumulated other comprehensive losses) as of such day, determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED SUBSIDIARY" shall mean, at any time, any Subsidiary the accounts of which are consolidated with the Borrower in its consolidated financial statements as of such time in accordance with GAAP.

          "CONTRACTUAL OBLIGATION" shall mean as to the Borrower or any Subsidiary, any provision of any security issued by the Borrower or any Subsidiary or of any agreement, instrument or other undertaking to which the Borrower or any Subsidiary is a party or by which it or any of its property is bound.

          "CREDIT-LINKED DEPOSIT" shall mean, as to each Lender, the cash deposit made by such Lender pursuant to Section 2.5(d)(i), as such deposit may be (a) reduced from time to time pursuant to SECTION 2.5(e) OR 2.7(a)(i) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to SECTION 9.6. The initial amount of each Lender's Credit-Linked Deposit is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have acquired its Credit-Linked Deposit, as applicable. The aggregate amount of the Lenders' Credit-Linked Deposits is $0.00.

          "CREDIT-LINKED DEPOSIT ACCOUNT" shall mean the account established by the Administrative Agent under its sole and exclusive control maintained at the office of CSFB at Eleven Madison Avenue, New York, New York, 10010-3629, designated as the "Aquila Credit-Linked Deposit Account" that shall be used solely to hold the Credit-Linked Deposits.

          "CREDIT PARTY" shall mean, collectively, (i) the Borrower, (ii) so long as the Lien of the Canadian Pledge Agreement remains in effect in accordance with the terms hereof and thereof, Aquila Canada Holdings, Inc.,
     (iii) so long as the Lien of the ANCMC Canadian Pledge Agreement remains in effect in accordance with the terms hereof and thereof, ANCFC, and (iv) so long as the Lien of the IPP Pledge Agreement remains in effect in accordance with the terms hereof and thereof, Aquila Merchant Services, Inc.

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          "CSFB" shall mean Credit Suisse First Boston.

          "DEBT" shall mean, with respect to any Person, the aggregate principal amount of all obligations that, in accordance with GAAP consistently applied and without duplication, would be classified as debt on its balance sheet; PROVIDED, however, that with respect to the Borrower, "Debt" shall
     (i) exclude the principal amount of all obligations relating to the gas prepay contracts to which the Borrower has, as of the date hereof, signed, co-signed or guaranteed, (ii) include the principal amount of all reimbursement obligations of the Borrower, contingent or otherwise, in respect of any Letters of Credit, and (iii) exclude obligations (other than debt incurred under this Agreement) to the extent that such obligations are cash collaterized.

          "DEFAULT" shall mean any of the events specified in SECTION 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DISPOSITION" shall have the meaning ascribed thereto in SECTION
     2.7(b).

          "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

          "DOMESTIC LENDING OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or the office of an Assignee designated pursuant to an Assignment and Assumption Agreement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Alternate Base Rate Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

          "DOMESTIC UTILITY BUSINESS" shall mean the regulated electric and natural gas transmission and distribution assets and businesses owned and operated by the Borrower in the United States.

          "ENVIRONMENTAL LAWS" shall mean any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, judgments, permits, licenses, registrations or authorizations or requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning the health and safety of humans and other living organisms as it relates to exposures to Materials of Environmental Concern, protection of natural resources or the environment, including the manufacture, distribution in commerce, and use of, or Release to the environment of, Materials of Environmental Concern, as now or may at any time hereafter be in effect.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern,
     (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period; PROVIDED, FURTHER, that if the Eurodollar Base Rate determined as provided above with respect to any Loan for any Interest Period would be less than 3.00% per annum, then the "EURODOLLAR BASE RATE" with respect to such Loan for such Interest Period shall be deemed to be 3.00% per annum.

          "EURODOLLAR LOANS" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "EURODOLLAR OFFICE" shall mean, initially, the office of each Lender designated as such in SCHEDULE I (or the office of an Assignee designated pursuant to an Assignment and Assumption Agreement), and thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans as may be designated from time to time by notice from such Lender to the Borrower and the Administrative Agent.

          "EURODOLLAR RATE" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

                              Eurodollar Base Rate
                      -------------------------------------
                     1.00 - Eurodollar Reserve Requirements

          "EURODOLLAR RESERVE REQUIREMENTS" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "EURODOLLAR TRANCHE" shall mean all Loans which consist of Eurodollar Loans incurred on the Closing Date (or which result from continuations or conversions on a given date after the Closing Date) and have the same Interest Period.

          "EVENT OF DEFAULT" shall mean any of the events specified in SECTION 7.1; PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended (including the rules and regulations thereunder).

          "EXISTING CREDIT AGREEMENTS" shall mean, collectively, (i) the Citibank 364-Day Revolving Credit Agreement, and (ii) the Citibank 3-Year Revolving Credit Agreement.

          "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

          "FEDERAL FUNDS RATE" shall mean for any particular date, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent.

          "FERC" shall mean the Federal Energy Regulatory Commission.

          "FINANCING LEASE" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIRST MORTGAGE APPROVALS" shall have the meaning ascribed thereto in
     SECTION 3.4.

          "FIRST MORTGAGE BONDS" shall mean the first mortgage bonds issued, pursuant to the First Mortgage Indenture, to and registered in the name of the Collateral Agent.

          "FIRST MORTGAGE INDENTURE" shall mean the Indenture of Mortgage and Deed of Trust, dated as of April 1, 2003, of the Borrower to Bank One Trust Company, NA, as trustee, as amended or supplemented from time to time.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time consistent with those utilized in preparing the audited financial statements referred to in
     SECTION 3.1; PROVIDED that in the event that any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) or the SEC results in a change in the method of calculation of any of the financial covenants hereunder, the Lenders (acting through the Administrative Agent) and the Borrower will in good faith enter into negotiations in order to reevaluate such financial covenants in light of such change; and PROVIDED, FURTHER, that this provision shall not operate as a waiver of any right, remedy, power or privilege available to any Lender under any provision of any Loan Document or pursuant to any applicable law.

          "GOVERNMENTAL AUTHORITY" shall mean any national government (United States or foreign), any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any agency, authority, instrumentality, or regulatory body of any thereof.

          "GRANTING LENDER" shall have the meaning ascribed thereto in SECTION 9.6(f).

          "GUARANTEE OBLIGATION" shall mean as to any Person (the "GUARANTEEING PERSON"), any obligation of the guaranteeing person (including, without limitation, any reimbursement, counter-indemnity or similar obligation), guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other similar obligation (the "PRIMARY OBLIGATION") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, liquidity or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

          "INDEBTEDNESS" of any Person at any date shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all Financing Lease obligations of such Person, (d) all obligations of such Person under synthetic leases, tax retention operating leases, off-balance sheet loans or other off-balance sheet financing products that, for tax purposes, are considered indebtedness for borrowed money of the lessee but are classified as operating leases under GAAP, (e) all indebtedness of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all outstanding reimbursement obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations issued or created for the account of such Person, (g) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (h) all Guarantee Obligations of such Person; PROVIDED that "Indebtedness" shall exclude (i) the principal amount of all obligations relating to the gas prepay contracts to which Aquila or any of its Subsidiaries has, as of the date hereof, signed, co-signed or guaranteed and (ii) liabilities or other obligations to the extent cash collaterized.

          "INDENTURE COLLATERAL" shall mean, at any time, all of the assets of the Borrower then subject to the Lien of the First Mortgage Indenture.

          "INDENTURE COLLATERAL EVENT" shall have the meaning ascribed thereto in SECTION 2.7(b)(i).

          "INDENTURE TRUSTEE" shall mean Bank One Trust Company, NA.

          "INDEPENDENT POWER PROJECTS" shall mean, collectively, Koma Kulhan Associates, Topsham Hydroelectric Generating Facility Trust No. 2, Badger Creek Limited, L.P., Stockton Cogen Company, Orlando CoGen Limited, L.P., BAF Energy LP, Jamaica Private Power Company Limited, Rumford Cogeneration Company L.P., Lake Cogen, LTD., Mid-Georgia Cogen, L.P., Pasco Cogen, LTD., Onondaga Cogeneration Limited Partnership, Selkirk Cogen Partners, L.P., and Prime Energy Limited Partnership.

          "INSOLVENCY" shall mean with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT" shall mean pertaining to a condition of Insolvency.

          "INTELLECTUAL PROPERTY" shall have the meaning ascribed thereto in
     SECTION 3.10.

          "INTEREST PAYMENT DATE" shall mean (a) as to any Alternate Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

          "INTEREST PERIOD" shall mean (a) with respect to any Eurodollar Loan,
     (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Interest Rate Conversion, as the case may be, given with respect thereto; and (2) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three

     Business Days prior to the last day of the then current Interest Period with respect thereto; and

          (b) with respect to the Credit-Linked Deposits, each period commencing on the date the Credit-Linked Deposits are initially funded by the Lenders or on the last day of the preceding Interest Period applicable thereto, as the case may be, and ending on the numerically corresponding day in the calendar month that is three months thereafter;

          PROVIDED that, the foregoing provisions relating to Interest Periods are subject to the following:

               (i) a single Interest Period shall at all times apply to all the Credit-Linked Deposits;

               (ii) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension) unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (iii) no Interest Period shall be selected which would extend beyond the Maturity Date; and

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "INVESTMENT" shall have the meaning ascribed thereto in SECTION 6.8.

          "IPP COLLATERAL EVENT" shall have the meaning ascribed thereto in
     SECTION 2.7(b)(iii).

          "IPP PLEDGE AGREEMENT" shall mean a pledge agreement between Aquila Merchant Services, Inc. and the Collateral Agent for the benefit of the Secured Parties (as defined therein) pursuant to which, among other things, Aquila Merchant Services, Inc. pledges to the Collateral Agent all of the outstanding Capital Stock of UtilCo Group Inc., a Delaware corporation and an indirect Wholly-Owned Subsidiary of the Borrower, in form and substance satisfactory to the Lenders and the Collateral Agent.

          "ISSUING BANK" shall mean each Person executing (or otherwise becoming a party to) this Agreement as an Issuing Bank, in its capacity as issuer of Letters of Credit hereunder, and each of their successors in such capacity as provided in SECTION 2.5(i).

          "LC COMMITMENT" of an Issuing Bank shall mean, as of any date, $0.00.

          "LC DISBURSEMENT" shall mean a payment made by an Issuing Bank pursuant to a Letter of Credit.

          "LC EXPOSURE" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower (directly or through an LC Loan) at such time. The LC Exposure of any Lender at any time shall be its Commitment Percentage of the total LC Exposure at such time.

          "LC LOAN" shall have the meaning ascribed thereto in SECTION
     2.5(e)(ii).

          "LC Outstandings" shall have meaning ascribed thereto in the Citibank 3-Year Revolving Credit Agreement.

          "LENDER" shall have the meaning ascribed thereto in the heading hereto.

          "LETTERS OF CREDIT" shall mean the letters of credit issued pursuant to SECTION 2.5(a).

          "LIBID RATE" shall mean the Eurodollar Base Rate (without giving effect to the last proviso of the definition thereof) MINUS 0.125% per annum.

          "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing.

          "LOAN DOCUMENTS" shall mean collectively, this Agreement, the Collateral Documents, the Notes (if any) and each other agreement, instrument or certificate (other than the First Mortgage Indenture or an Assignment and Assumption Agreement, pursuant to which the assignor therein sells and/or assigns an interest under this Agreement) issued, executed and delivered to the Administrative Agent, the Collateral Agent, any Issuing Bank, or the Lenders hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, restated, supplemented, extended, renewed or replaced from time to time), and "LOAN DOCUMENT" means any one of them.

          "LOANS" shall mean Term Loans and LC Loans.

          "MAKE-WHOLE PREMIUM" shall mean the difference (but not less than zero) between (i) the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Loans to be prepaid, together with scheduled payments of interest (exclusive of interest to the prepayment date) from the prepayment date to the Maturity Date (based upon an assumed fixed interest rate equal to the then applicable Eurodollar Rate for a three month Interest Period), in each case discounted to the prepayment date on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate and (ii) the aggregate principal amount of the Loans so prepaid. Any Make-Whole Premium with respect to a reduction in the Total Credit-Linked Deposits shall be equal to the Make-Whole Premium for the prepayment on such date of a Loan in an aggregate principal amount equal to such reduction. As used herein, the following terms have the following meanings:

               "ADJUSTED TREASURY RATE" means, with respect to any prepayment date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the a Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus 0.50%.

               "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the prepayment date to the Maturity Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Loans.

               "COMPARABLE TREASURY PRICE" means, with respect to any prepayment date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Administrative Agent, Reference Treasury Dealer Quotations for such prepayment date.

               "QUOTATION AGENT" means the Reference Treasury Dealer selected by the Administrative Agent.

               "REFERENCE TREASURY DEALER" means a primary U.S. Government securities dealer selected by the Administrative Agent.

               "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Administrative Agent, of the bid and asked prices for the Comparable

          Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Administrative Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

          "MANDATORY REDEEMABLE STOCK" shall mean, with respect to any Person, any share of such Person's Capital Stock, to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon such Person or any of its assets, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any other Person or (iii) upon the occurrence of a condition not solely within the control of such Person such as a redemption required to be made utilizing future earnings, or (b) convertible into Capital Stock which has the features set forth in clause
     (a).

          "MATERIAL ADVERSE EFFECT" shall mean any material adverse effect (a) on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries (taken as a whole), (b) on the Indenture Collateral and the Additional Collateral (taken as a whole), (c) that is reasonably likely to affect the legality, validity or enforceability of this Agreement, any of the First Mortgage Bonds, any of the other Loan Documents or the First Mortgage Indenture, or the rights or remedies of the Administrative Agent, the Collateral Agent, or the Lenders hereunder or thereunder (or the Indenture Trustee under the First Mortgage Indenture), or (d) that is reasonably likely to affect the perfection, priority or enforceability of the Lien of the First Mortgage Indenture or of any other Collateral Document.

          "MATERIAL SUBSIDIARY" shall mean, as at any time of determination, each Subsidiary of the Borrower which, in the aggregate, as at the end of the fiscal quarter immediately preceding such time of determination, has consolidated assets equal to or greater than 10% of the total consolidated assets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, as determined in accordance with GAAP. Whether or not the foregoing requirements are satisfied, (i) for so long as the Lien of the Canadian Pledge Agreement remains in effect in accordance with the terms thereof and hereof, each Canadian Parent and their respective Subsidiaries and (ii) for so long as the Lien of the IPP Pledge Agreement remains in effect in accordance with the terms thereof and hereof, UtilCo Group Inc. and each of its Subsidiaries that has consolidated assets equal to or greater than 20% of the total consolidated assets of UtilCo Group Inc. and its Subsidiaries, in each case, shall be a Material Subsidiary.

          "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any other pollutant, contaminant, hazardous substance, hazardous waste, special waste, toxic substance, radioactive material, or other compound, element, material or substance in any form whatsoever (including products) regulated, restricted or addressed by or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MATURITY DATE" shall mean May 15, 2006.

          "MICHIGAN GAS UTILITIES INDENTURE" shall mean the Indenture of Mortgage and Deed of Trust, dated July 1, 1951, of Michigan Gas Utilities Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" shall mean a plan which is a "multiemployer plan" as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "NET CASH PROCEEDS" shall mean, with respect to any Reduction Event, an amount equal to the cash proceeds from or in respect of such Reduction Event (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received), less (a) any investment banking, auditing and legal fees, printing costs, rating agency fees and any other fees and expenses reasonably incurred by such Person in respect of such Reduction Event, (b) if such Reduction Event is a Disposition of assets, the amount of any contractually required payments, including Debt, and associated costs which become due and owing as a result of such Disposition, and (c) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Borrower) in respect of such Reduction Event.

          "NON-EXCLUDED TAXES" shall have the meaning ascribed thereto in
     SECTION 2.16(a).

          "NON-RECOURSE DEBT" shall mean any Debt as to which the Borrower has no direct or indirect liability whether as primary obligor, guarantor, surety, provider of collateral security or through any other right or arrangement of any nature (including any election by the holder of such indebtedness) providing direct or indirect assurance of payment or performance of any such obligations in whole or in part (other than direct or indirect liability which by its terms may be payable solely in Capital Stock (other than Mandatory Redeemable Stock) of the Borrower).

          "NOTE" shall mean any promissory note issued by the Borrower in accordance with SECTION 2.2(e).

          "NOTICE OF BORROWING" shall mean a notice given by the Borrower pursuant to SECTION 2.3.

          "NOTICE OF INTEREST RATE CONVERSION" shall have the meaning ascribed thereto in SECTION 2.8.

          "OBLIGATIONS" shall mean the unpaid principal of and interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether the Administrative Agent, for the benefit of the Lenders, is oversecured or undersecured with respect to such Loans) on the Loans, the L/C Disbursements and all other obligations and liabilities of the Borrower to the Administrative Agent, the Collateral Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, the Borrower's obligation to provide cash collateral pursuant to Section 2.5(j) and all fees and disbursements of counsel to the Administrative Agent, the Collateral Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document) or otherwise.

          "PARTICIPANT" shall have the meaning ascribed thereto in SECTION
     9.6(b).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

          "PENSION PLAN" shall mean any single-employer plan, as defined in
     Section 4001(a)(15) of ERISA, which the Borrower or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to, or under which the Borrower or any Commonly Controlled Entity has any liability.

          "PERMITTED LIENS" shall mean

          (a) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings; PROVIDED that adequate reserves with respect thereto are maintained on the books of the Borrower or its Consolidated Subsidiaries, as the case may be, in conformity with GAAP;

          (b) Landlord liens for rent not yet due and payable and statutory Liens of carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar nonconsensual Liens imposed by law arising in the ordinary course of business securing obligations which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) (i) deposits securing liability to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business, and (ii) deposits to secure true operating leases, performance of bids, trade contracts (other than for Debt), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries;

          (f) any attachment or judgment Lien not constituting an Event of Default under SECTION 7.1(h);

          (g) (i) Liens on assets of a Subsidiary (other than a Collateral Subsidiary) securing Indebtedness of a Subsidiary, (ii) Liens on assets of a Canadian Parent or any of its Subsidiaries securing Indebtedness of a Canadian Parent or any of its Subsidiaries, or
               (iii) Liens on assets of UtilCo Group Inc. or any of its Subsidiaries securing Indebtedness of UtilCo Group Inc. or any of its Subsidiaries;

          (h) the Lien of the First Mortgage Indenture, as the same may be amended or supplemented from time to time in accordance with the terms hereof, securing the First Mortgage Bonds and other first mortgage bonds permitted to be outstanding pursuant to SECTION 6.10(i);

          (i) Liens on accounts receivables of the Borrower (PROVIDED such assets are not subject to the Lien of the First Mortgage Indenture) securing Indebtedness permitted to be outstanding pursuant to SECTION 6.10(k);

          (j) Liens on (i) assets of the Borrower not subject to the Lien of the First Mortgage Indenture, the Canadian Pledge Agreement, the ANCMC Canadian Pledge Agreement or the IPP Pledge Agreement and
               (ii) assets of the Borrower's Subsidiaries (other than Credit Parties or Collateral Subsidiaries), in each case, securing Indebtedness permitted to be outstanding pursuant to SECTION 6.10(j), (l) OR (m), PROVIDED that prior to granting any such liens on tangible assets of any portion of the Domestic Utility Business, the Borrower shall have complied with the provisions of
               SECTION 5.13(a) and (b);

          (k) any Lien vested in any licensor or permitter for obligations or acts to be performed, the performance of which obligations or acts is required under licenses or permits, so long as the performance of such obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

          (l)  Liens existing on the date hereof securing Debt as set forth in
               SCHEDULE 6.10 hereto;

          (m)  Liens permitted under the proviso set forth in SECTION 6.19;

          (n) other Liens not securing Indebtedness, as such Liens exist on the date hereof;

          (o) the Lien of the St. Joseph Power & Light Indenture (as in effect on the date hereof) securing Indebtedness thereunder, if any, outstanding on the date hereof;

          (p) the Lien of the UtiliCorp Indenture (as in effect on the date hereof) securing Indebtedness thereunder, if any, outstanding on the date hereof;

          (q) Liens of the Michigan Gas Utilities Indenture (as in effect on the date hereof) securing Indebtedness thereunder, if any, outstanding on the date hereof;

          (r)  Liens of any Collateral Document; or

          (s) any Lien incurred pursuant to any agreement relating to a Disposition of assets so long as the terms of such Disposition comply with SECTION 6.7 (and such Lien extends solely over the assets which are the subject of such Disposition).

          "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

          "PIATT COUNTY SYNTHETIC LEASE" shall mean the lease financing of the Goose Creek power plant entered into pursuant to the Amended and Restated Participation Agreement, dated as of May 16, 2002, among Aquila Piatt County Power L.L.C., Piatt County Purchaser, L.L.C., Piatt Midwest Statutory Trust II, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly set forth therein, but solely as Trustee, the Persons named therein as Note Holders, the Persons named therein as Certificate Holders, Citibank, N.A., as Swap Party, and Citicorp USA, Inc., as Agent.

          "PLAN" shall mean at a particular time, any employee benefit plan which is defined in Section 3(2) of ERISA and in respect of which the Borrower or any Subsidiary is, an "employer" as defined in Section 3(5) of ERISA.

          "PROPERTIES" shall have the meaning ascribed thereto in SECTION
     3.16(a).

          "RATE REDUCTION DATE" shall mean the date (or if not a Business Day, the next succeeding Business Day after such date) on which (A) each of the following conditions shall have been satisfied, (i) all consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person required in order to subject substantially all of the property of the Borrower of the types described in the granting clauses of the First Mortgage Indenture located in any jurisdiction in the United States other than Michigan and Nebraska to the Lien of the First Mortgage Indenture shall have been obtained and be in full force and effect, (ii) the Administrative Agent shall have received an appraisal of such property, dated within three months thereof (or sooner if there has been a material adverse change affecting such property), in form and substance reasonably satisfactory to the Administrative Agent (and upon which the Secured Parties may expressly rely), (iii) the fair value of the Collateral Utility Business (including the fair value of such property, as evidenced by such appraisal) shall be equal to or exceed 167% of the then outstanding aggregate principal amount of the First Mortgage Bonds, (iv) an indenture supplemental to the First Mortgage Indenture subjecting such property to the Lien of the First Mortgage Indenture shall have been properly executed, delivered, filed and recorded, and (v) the Administrative Agent shall have received, in form and substance reasonably satisfactory to it, (a) copies of all opinions, certificates, orders, consents and other documents that are required to be delivered to the Indenture Trustee under the First Mortgage Indenture as conditions precedent to (or otherwise in connection with) the subjection of such property to the Lien of the First Mortgage Indenture and the execution, delivery, filing and recording of the supplemental indenture specified in
     (iv) (together with, in the case of each such opinion that is not addressed to the Collateral Agent, a letter from the counsel rendering such opinion to the effect that the Collateral Agent is entitled to rely on such opinion as if such opinion were addressed to the Collateral Agent) and (b) such other opinions, certificates and documents reasonably related thereto as the Administrative Agent shall have reasonably requested or (B) the Borrower prepays the Loans pursuant to SECTION 2.7 for any reason and, after giving effect to such prepayment, the fair value of Collateral Utility Business shall be equal to or exceed 167% of the outstanding aggregate principal amount of the First Mortgage Bonds (and the Borrower shall deliver a written certificate to the Administrative Agent certifying as to such ratio).

          "REDUCTION EVENT" shall mean any Canadian Collateral Event, Indenture Collateral Event or IPP Collateral Event.

          "REGISTER" shall have the meaning ascribed thereto in SECTION 9.6(d).

          "REGULATION D, T, U OR X" shall mean Regulation D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as in effect from time to time, or any successor regulation.

          "RELEASE" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

          "REORGANIZATION" shall mean with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
     Section 4241 of ERISA.

          "REPLACEMENT LENDER" shall have the meaning ascribed thereto in
     SECTION 2.19(d).

          "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

          "REQUIRED COLLATERAL VALUE RATIO" shall have the meaning ascribed thereto in SECTION 2.7(b)(y).

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments (or after the Closing Date, Loans and LC Exposure) representing more than 50% of the aggregate of all Commitments (or after the Closing Date, Loans and LC Exposure) outstanding at such time.

          "REQUIREMENT OF LAW" as to any Person shall mean the articles of organization and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including, without limitation, the Public Utility Holding Company Act of 1935, as amended, any of the foregoing relating to public utilities and any Environmental Law), in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESPONSIBLE OFFICER" shall mean, with respect to a Person, the chairman of the board of directors, the chief executive officer, the president, any senior vice president, or any vice president of such Person or, with respect to financial matters, the chief financial officer or the treasurer of such Person, or any other officer of such Person designated as a Responsible Officer by any of the foregoing.

          "RESTRICTED PAYMENT" shall have the meaning ascribed thereto in
     SECTION 6.9.

          "SEC" shall mean the Securities and Exchange Commission.

          "SEC REPORTS" shall mean the reports filed by the Borrower with the SEC on Form 10-K, Form 10-Q or Form 8-K or any successor Form.

          "SECURED PARTIES" shall mean the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders.

          "7.00% SENIOR NOTES" shall mean 7.00% senior notes of the Borrower maturing on July 15, 2004.

          "6.875% SENIOR NOTES" shall mean 6.875% senior notes of the Borrower maturing on October 1, 2004.

          "ST. JOSEPH POWER & LIGHT INDENTURE" shall mean the Indenture of Mortgage and Deed of Trust, dated as of April 1, 1946, among St. Joseph Light & Power Company, Harris Trust and Savings Bank and Barlet Boder.

          "SPC" shall have the meaning ascribed thereto in SECTION 9.6(f).

          "STANDARD & POOR'S" shall mean Standard & Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

          "SUBSIDIARY" shall mean, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person (whether directly or through one or more other subsidiaries). In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person's vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity. Unless otherwise expressly stated herein, all references to any Subsidiary are to direct or indirect Subsidiaries of the Borrower.

          "SUPPLEMENTAL INDENTURE" shall have the meaning set forth in SECTION 3.21(a).

          "TERM LOANS" shall have the meaning ascribed thereto in SECTION 2.1.

          "364-DAY CREDIT AGREEMENT" shall mean that certain U.S.$200,000,000 364-Day Credit Agreement dated as of the date hereof among UtiliCorp Australia, Inc., as borrower, the lenders party thereto and CSFB, as administrative agent.

          "TOTAL CAPITAL" shall mean on any date (a) Debt on such date PLUS (b) Consolidated Net Worth as of the end of the most recent fiscal quarter.

          "TOTAL CREDIT-LINKED DEPOSITS" shall mean, at any time, the sum of all the Lenders' Credit-Linked Deposits, as the same may be reduced from time to time pursuant to SECTION 2.5(e) OR 2.7(a)(i).

          "TRANSACTIONS" shall mean, collectively, (a) the execution, delivery and performance by the Borrower of this Agreement, the other Loan Documents and the First Mortgage Indenture, (b) borrowings hereunder, the use of the proceeds thereof, and the issuance of Letters of Credit, (c) the authorization, issuance and delivery of the First Mortgage Bonds to the Collateral Agent, (d) the granting of security interests pursuant to the Collateral Documents and (e) any other transactions related or entered into in connection with any of the foregoing or otherwise in connection with any of the Loan Documents.

          "TRANSFEREE" shall have the meaning ascribed thereto in SECTION
     9.6(g).

          "TURBINE WAREHOUSE SYNTHETIC LEASE" shall mean the $265,000,000 lease financing pursuant to the Participation Agreement, dated May 17, 2001, among Aquila Turbines, L.L.C., Piatt Midwest Statutory Trust, State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity, except as expressly set forth therein, but solely as Trustee, the Persons named therein as Note Holders, the Persons named therein as Certificate Holders, and Citibank, N.A., as Agent and Lessor Agent.

          "TYPE" shall mean as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan, as the context may require.

          "UTILICORP INDENTURE" shall mean the General Mortgage Indenture and Deed of Trust, dated September 15, 1988, of UtiliCorp United Inc. to Commerce Bank of Kansas City, N.A., as Trustee.

          "WAIVER AND CONSENT" shall mean a Waiver and Consent among the Borrower and the lenders party thereto under the Citibank 3-Year Revolving Credit Agreement, pursuant to which, among other things, such lenders waive obligations of the Borrower to comply with certain covenants under the Citibank 3-Year Revolving Credit Agreement, in form and substance satisfactory to the Administrative Agent.

          "WHOLLY-OWNED SUBSIDIARY" of any Person shall mean any Subsidiary 100% of whose Capital Stock (other than qualifying directors' shares) is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have their respective defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein, in the Notes and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower or any Subsidiary not defined in SECTION 1.1 and accounting terms partly defined in SECTION 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

               (e) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "or" shall not be exclusive. The word "will" shall be construed to have the same meaning and effect as the word "shall".

               (f) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          1.3 FAIR VALUE OF COLLATERAL UTILITY BUSINESS. For the purposes of determining fair value of the Collateral Utility Business as of any date (other than as set forth in SECTION 2.7(b) and other than for lines of business additions pursuant to SECTION 5.13(a)), the fair value of the Collateral Utility Business shall be the fair value thereof as set forth in the most recent appraisal delivered to the Administrative Agent in accordance with SECTION 2.7(b), 4.1(j) OR 5.13(a) as adjusted after the date of such appraisal for property additions to and releases from the Lien of the First Mortgage Indenture (such adjustment to be as agreed to between the Borrower and the Administrative Agent). For purposes of determining fair value of the Collateral Utility Business as of any date (including without limitation Sections 2.7(b) and 5.13(a)), but without duplication, fair value shall include the aggregate amount of cash then deposited with the Indenture Trustee (regardless of when deposited including with the Net Cash Proceeds of the transaction to which the determination of the Collateral utility Business relates); provided that at the time such cash was deposited with the Indenture Trustee, such cash was deposited for the express purpose of determining fair value hereunder (and not for any other purpose under the First Mortgage Indenture, including any Authorized Purpose) and (ii) at the time of such deposit, the Borrower shall have expressly and irrevocably waived, in a written notice to the Indenture Trustee and the Administrative Agent, any right to use such cash for any Authorized Purpose subject to Section 7.05(a) of the First Mortgage Indenture (except that "seventy percent (70%) of the Cost or Fair Value to the Company (whichever is less)" set forth in such Section 7.05(a) shall instead be "sixty percent (60%) of the Fair Value to the Company" for purposes of any cash deposited for these purposes and the written notice referred to above shall set out this restriction to such
Section 7.05(a) and contain a covenant of the Borrower to comply with this restriction).

                   ARTICLE 2. AMOUNT AND TERMS OF COMMITMENTS

          2.1 TERM LOANS. Subject to the terms and conditions hereof (including, without limitation, the conditions precedent set forth in SECTION
4.1 hereof), each Lender severally agrees to make a term loan (each, a "TERM LOAN") to the Borrower in a principal amount not to exceed such Lender's Commitment Percentage of $430,000,000 on the Closing Date. The Loans (i) at the option of the Borrower may be incurred and maintained as, or converted into, Alternate Base Rate Loans or Eurodollar Loans in accordance with the provisions hereof and (ii) shall be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid, may not be reborrowed.

          2.2 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

                (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the date and the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                (c) The Administrative Agent shall maintain accounts in which it shall record (i) the date and the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to SECTION 9.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          2.3 PROCEDURE FOR BORROWING. As a condition precedent to borrowing of Term Loans hereunder, the Borrower shall give the Administrative Agent an irrevocable notice substantially in the form of EXHIBIT A-1 on or prior to the Closing Date (which notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time on the Closing Date), specifying (1) that a Term Loan is requested, (2) the aggregate amount to be borrowed, (3) the requested Closing Date, (4) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, (5) if the borrowing is to be entirely or partly of Eurodollar Loans, the amounts of such Eurodollar Loans and the lengths of the initial Interest Periods therefor and (6) the number and the location of the account to which the proceeds are to be disbursed (consistent with the provisions of hereof). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in SECTION 9.2 prior to 11:00 a.m., New York City time, on the date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in the manner specified by the Borrower in such Notice of Borrowing in the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. If the Borrower fails to indicate the initial Interest Periods in such notice, the Interest Period shall be one month.

          2.4 FEES. (a) The Borrower agrees to pay to the Administrative Agent, for the account of CSFB, the Administrative Agent or the Issuing Banks, each for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and such Persons.

               (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its agreement to participate in Letters of Credit, which participation fee shall accrue at the rate of 5.75% per annum (subject to a reduction from 5.75% to 5.00% from and after the Rate Reduction Date (if any)), on the average daily amount of such Lender's Credit-Linked Deposit during the period from and including the Closing Date to but excluding the date on which such Lender's Credit-Linked Deposit is withdrawn from the Credit-Linked Deposit Account in accordance with the terms hereof, (ii) to the Administrative Agent for the account of each Lender a make-whole fee with respect to each Interest Period applicable to such Lender's Credit-Linked Deposit, which make-whole fee shall accrue at the rate of the Eurodollar Rate for such Interest Period MINUS the LIBID Rate for such Interest Period, on the average daily amount of such Lender's Credit-Linked Deposit during such Interest Period, for each such Interest Period from and including the Closing Date to but excluding the date on which such Lender's Credit-Linked Deposit is withdrawn from the Credit-Linked Deposit Account in accordance with the terms hereof, and (iii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily aggregate face amount of the outstanding Letters of Credit of such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees, make-whole fees and fronting fees shall be due and payable on the last day of each Interest Period applicable to interest accruing on the Credit-Linked Deposits, commencing on the first such date to occur after the Closing Date; PROVIDED that all such fees shall be payable on the date on which the Credit-Linked Deposits are returned to the Lenders and any such fees accruing after the date on which the Credit-Linked Deposits are returned to the Lenders shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten
     (10) days after demand. All participation fees, make-whole fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for the benefit of the parties entitled thereto. Fees paid shall not be refundable under any circumstances.

          2.5 LETTERS OF CREDIT. THE BORROWER HAS EXERCISED ITS RIGHT TO REQUEST BORROWINGS OF TERM LOANS IN THE AGGREGATE PRINCIPAL AMOUNT OF $430,000,000 ON THE CLOSING DATE. AS A RESULT THEREOF, AND ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, (i) NO LETTER OF CREDIT MAY BE ISSUED HEREUNDER,
(ii) NO ENTITY MAY BE DESIGNATED AS AN ISSUING BANK HEREUNDER, AND (iii) THE OTHER PROVISIONS OF THIS SECTION 2.5 AND SECTION 2.6 RELATING TO THE ISSUANCE OF A LETTER OF CREDIT, ANY RISK PARTICIPATIONS THEREIN AND THE CREATION OF

CREDIT-LINKED DEPOSITS ARE OF NO FURTHER FORCE OR EFFECT. (a) ISSUANCE AND AMENDMENT. Subject to the terms and conditions hereof, the Borrower may request the issuance of, and each Issuing Bank agrees to issue, one or more Letters of Credit, in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period on a revolving basis. At the request of the Borrower, any Letter of Credit may be issued designating a Subsidiary of the Borrower as a nominal account party in respect of such Letter of Credit, but no such designation shall in any manner limit or impair, or relieve the Borrower of, the obligations of the Borrower hereunder and in respect of such Letter of Credit, it being understood and agreed that, as among the several parties to this Agreement, the Borrower shall at all times have all of the rights and be subject to all of the obligations, duties and responsibilities of an account party in respect thereof. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement. In order to request the issuance of a Letter of Credit, the Borrower shall hand deliver or telecopy to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a notice requesting the issuance of a Letter of Credit and setting forth the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. If requested by any Issuing Bank, the Borrower shall submit a letter of credit application on such Issuing Bank's standard form in connection with the issuance of any Letter of Credit to be issued by such Issuing Bank. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Any Letter of Credit may be amended by the applicable Issuing Bank at the request of the Borrower; provided, that no such amendment shall increase the stated amount of a Letter of Credit or extend the expiration date thereof beyond the last permissible date referred to in PARAGRAPH (c) below. To request an amendment to an outstanding Letter of Credit, the Borrower shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of amendment) a notice identifying the Letter of Credit to be amended and specifying the date of amendment (which shall be a Business Day), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to amend such Letter of Credit.

                (b) LIMITATION OF AMOUNT; NO DEFAULT. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (A) no Event of Default has occurred and is then continuing, (B) the LC Exposure will not exceed the Total Credit-Linked Deposits and (C) the portion of the LC Exposure attributable to Letters of Credit of the Issuing Bank requested to issue, amend or extend such Letter of Credit shall not exceed the LC Commitment of such Issuing Bank.

                (c) EXPIRATION DATE. Each Letter of Credit shall expire not later than the close of business on the fifth Business Day prior to the Maturity Date.

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

               (d) (i) PARTICIPATIONS OF LENDERS. On the date of issuance thereof, without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank issuing one or more Letters of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in each such Letter of Credit equal to such Lender's Commitment Percentage of the aggregate maximum amount available to be drawn under such Letter of Credit. The aggregate purchase price for the participations of each Lender in all Letters of Credit shall equal the amount of the Credit-Linked Deposit of such Lender. Each Lender shall deposit with the Administrative Agent its Credit-Linked Deposit in full on the Closing Date. Except as expressly provided for herein, such deposits shall be irrevocable and no Lender shall have any right to withdraw any amount from its Credit-Linked Deposit. Each Lender hereby absolutely and unconditionally agrees that if an Issuing Bank makes a LC Disbursement which is not reimbursed by the Borrower when due as provided in PARAGRAPH
     (e)(i) of this Section or is required to refund any reimbursement payment in respect of a LC Disbursement to the Borrower for any reason, the Administrative Agent shall reimburse the applicable Issuing Bank for such Lender's Commitment Percentage of the amount of such LC Disbursement from such Lender's Credit-Linked Deposit on deposit in the Credit-Linked Deposit Account.

               (ii) OBLIGATIONS UNCONDITIONAL. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of Letters of Credit pursuant to the preceding subparagraph (i) is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the return of the Credit-Linked Deposits, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each Lender irrevocably authorizes the Administrative Agent to apply amounts of its Credit-Linked Deposit as provided in the preceding subparagraph (i).

               (e) REIMBURSEMENT. (i) If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Issuing Bank will promptly give notice to the Borrower and the Administrative Agent. The Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., New York City time, on the third Business Day following the date such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on the date of such LC Disbursement, or, if such notice has not been received by the Borrower prior to such time on the date of such LC Disbursement, then not later than 1:00 p.m., New York City time, on the fourth Business Day immediately following the day that the Borrower receives such notice, in each case together with interest accrued on such LC Disbursement from the date such LC Disbursement is made to the date of reimbursement at the rate set forth in SECTION 2.5(h). Alternatively, the Borrower may give notice to the Administrative Agent (with a copy to such Issuing Bank) that the Borrower has elected to fund such reimbursement obligation as an LC Loan as provided in subparagraph (ii) below; provided that the Borrower shall remain obligated to pay interest on such LC Disbursement until the LC Issuer is reimbursed for such LC Disbursement.

          (ii)  If the Borrower fails to make any payment due under subparagraph
     (i) above with respect to a LC Disbursement (or if the Borrower has given notice electing to fund such reimbursement obligation as an LC Loan as provide in this subparagraph), the Administrative Agent shall notify each Lender of the applicable LC Disbursement and such Lender's Commitment Percentage thereof, and the Administrative Agent shall pay to the applicable Issuing Bank each Lender's Commitment Percentage of such LC Disbursement from such Lender's Credit-Linked Deposit prior to 1:00 p.m. New York City time on the Business Day immediately following the date such payment was due (or if the Borrower gave notice of its election to fund such reimbursement as an LC Loan, 1:00 p.m. New York City time on the Business Day following receipt of such Notice). Promptly following receipt by the Administrative Agent of any payment pursuant to subparagraph (i) above in respect of any LC Disbursement, the Administrative Agent shall distribute such payment to the applicable Issuing Bank. Upon the payment made from the Credit-Linked Deposit Account pursuant to this subparagraph to reimburse an Issuing Bank for any LC Disbursement, the Borrower shall be deemed to have reimbursed the Issuing Bank as of such date and the Lenders shall be deemed to have extended, and the Borrower shall be deemed to have accepted, a loan (each, an "LC LOAN") in the aggregate principal amount of such payment without any further action on the part of any party.

          (iii) Notwithstanding the foregoing, to the extent any funds are on deposit in the Cash Collateral Account pursuant to subparagraph (ii) of
     SECTION 2.5(j), upon receipt by the Administrative Agent of notice of any LC Disbursement, the Administrative Agent shall (A) notify each Lender of the applicable LC Disbursement and such Lender's Commitment Percentage thereof, (B) promptly pay to the applicable Issuing Bank each Lender's Commitment Percentage of such LC Disbursement from such Lender's Credit-Linked Deposit by 1:00 p.m. on the date such payment is due and (C) promptly pay to each Lender each Lender's Commitment Percentage of such LC Disbursement from amounts on deposit in the Cash Collateral Account, in each case solely up to the amount then on deposit Cash Collateral Account pursuant to subparagraph (ii) of SECTION 2.5(j).

          (f) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements (or to repay the LC Loans with respect thereto) as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the

Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates, and their respective directors, trustees, officers, employees, agents and attorneys-in-fact, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement nor the Lenders' obligations to participate in such Letter of Credit.

          (h) INTERIM INTEREST. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement (or if the Borrower shall have elected or been deemed to have elected to fund such reimbursement as an LC Loan, the date the Administrative Agent reimburses such LC Disbursement), at the Eurodollar Rate for the Interest Period at the time in effect for the Credit-Linked Deposits plus 5.75% per annum (subject to a reduction from 5.75% to 5.00% from and after the Rate Reduction Date (if any)); provided that, if the Borrower fails to reimburse such LC Disbursement (directly or through an LC Loan) when due pursuant to PARAGRAPH (e) of this Section, then such LC Disbursement shall thereafter bear interest at the rate specified in SECTION 2.10(c) until such payment is made. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment from the Credit-Linked Deposit of any Lender to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) REPLACEMENT OF AN ISSUING BANK. All or a portion of the LC Commitment of any Issuing Bank may be replaced at any time by written agreement among the Borrower, a new Issuing Bank and the Administrative Agent (with notice to such replaced Issuing Bank); PROVIDED, HOWEVER, that the Administrative Agent shall review any such proposed agreement for form only and not with respect to the identity of any successor Issuing Bank or the identity of the Issuing Bank to be replaced; PROVIDED FURTHER that at no time shall the aggregate amount of LC Commitments of all Issuing Banks exceed the then Total Credit-Linked Deposits (any reduction in the Total Credit-Linked Deposit to be allocated among the Issuing Banks by the Borrower in a written notice to the Administrative Agent and the Issuing Banks; provided no Issuing Bank shall have an LC Commitment less than the aggregate undrawn face amount of its then outstanding Letters of Credit). The Administrative Agent shall notify the Lenders of any such replacement of the LC Commitment of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to SECTION 2.4(b) and shall return to such Issuing Bank any Letter of Credit issued by such Issuing Bank (to the extent the aggregate undrawn face amount of its then outstanding Letters of Credit would exceed its revised LC Commitment). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to its LC Commitment (and its Letters of Credit to be issued by it on such effective date or thereafter) and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit in excess of its remaining LC Commitment (if any).

          (j) CASH COLLATERALIZATION. (i) If (x) any Event of Default shall occur and be continuing and the Borrower receives (or is deemed to have received) a demand to cash collateralize the LC Exposure pursuant to SECTION 7.1 from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the LC Exposure) specifying the amount of the LC Exposure, or (y) the Borrower is required to cash collateralize the aggregate undrawn face amount of Letters of Credit pursuant to
SECTION 2.7(d), then the Borrower shall deposit in an account (the "CASH COLLATERAL ACCOUNT") with the Collateral Agent, for the benefit of the Secured Parties, an amount in cash equal to the aggregate undrawn face amount of all outstanding Letters of

Credit on the date specified in such demand or the date specified in SECTION 2.7(d), as applicable.

               (ii) If the Borrower shall be obligated to make any deposit cash into the Cash Collateral Account pursuant to SECTION 2.7(b), the Borrower shall on the date specified in SECTION 2.7(b), deposit in the Cash Collateral Account, an amount in cash up to the lesser of the aggregate undrawn face amount of all outstanding Letters of Credit on the date and the balance of such Net Cash Proceeds, dividends or other distributions being applied pursuant to such Section.

               (iii) All such deposits shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest; PROVIDED, HOWEVER, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall invest such deposits in Cash Equivalents as directed by the Borrower in writing (in no event shall the Collateral Agent be liable for the selection of Cash Equivalents or for investment losses, if any, incurred thereon, including losses incurred as a result of the liquidation of any Cash Equivalents prior to stated maturity (including, without limitation, any early withdrawal or liquidation penalty); any and all commissions, broker fees or other charges, penalties, fees or expenses incurred in connection with the investment in, or liquidation of any Cash Equivalents shall be solely for the account of the Borrower, and shall be debited against the cash balance in the Collateral Account)). Interest or profits, if any, on such investments shall accumulate in the Cash Collateral Account and be held as additional collateral for the Obligations. Moneys in such account shall be applied in the following order: (i) first, automatically be applied by the Administrative Agent to reimburse the Lenders for LC Disbursements for which they have not been reimbursed pursuant to SECTION 2.5(e) above, (ii) second, be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time and (iii) third, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default, together with all earnings thereon, if any, have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to SECTION 2.7(b) AND (d), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower, together with all earnings thereon, if any, within three (3) Business Days after the cancellation or other termination of a Letter of Credit up to the undrawn amount of such Letter of Credit. In any event, all such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower, together with all earnings thereon, if any, within three (3) Business Days after the repayment in full of all Obligations, the cancellation or other termination of all Letters of Credit and the termination of the credit facilities evidenced hereby.

               (k) REPORTING REQUIREMENTS OF ISSUING BANK. Within two (2) Business Days following the last day of each calendar month, each Issuing Bank shall deliver to the Administrative Agent a report detailing all activity during the preceding calendar month with respect to any Letters of Credit issued by such Issuing Bank, including the face amount, the account party, the beneficiary and the expiration date of each such Letter of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

          2.6 CREDIT-LINKED DEPOSIT ACCOUNT. (a) The Credit-Linked Deposits shall be held by the Administrative Agent in the Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each Lender in respect of its participation in Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit.

               (b) Each of the Administrative Agent, each Issuing Bank issuing any Letter of Credit and each Lender hereby acknowledges and agrees that each Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by SECTION 2.5(d) and that the Administrative Agent has agreed to invest the Credit-Linked Deposits so as to earn a return (subject to SECTION 2.12) for the Lenders equal at any time to the LIBID Rate for the Interest Period in effect for the Credit-Linked Deposits at such time. Such Interest will be paid to the Lenders by the Administrative Agent at the applicable LIBID Rate (or at an amount determined in accordance with clause (iv) of SECTION 2.12, if applicable) in arrears on the last day of each Interest Period applicable to the Credit-Linked Deposits.

               (c) The Borrower shall have no right, title or interest in or to the Credit-Linked Deposits and no obligations with respect thereto, it being acknowledged and agreed by the parties hereto that the making of the Credit-Linked Deposits by the Lenders, the provisions of this Section 2.6 and the application of the Credit-Linked Deposits in the manner contemplated by SECTION 2.5(d) constitute agreements among the Administrative Agent, each Issuing Bank and each Lender with respect to the funding obligations of each Lender in respect of its participation in Letters of Credit and do not constitute any loan or extension of credit to the Borrower.

               (d) Any amount of Credit-Linked Deposits remaining on deposit in the Credit-Linked Deposit Account will be returned to the Lenders on the date on which all Obligations are paid in full, all Letters of Credit are cancelled or otherwise terminated and the credit facilities provided hereby are terminated.

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

          2.7 OPTIONAL AND MANDATORY PREPAYMENTS AND REDUCTIONS. (a) OPTIONAL PREPAYMENT. (i) Subject to SECTION 2.17 and the provisions of this paragraph, the Borrower may, at any time and from time to time prepay the Loans or direct the Administrative Agent to reduce the then unused portion of the Total Credit-Linked Deposits, in whole or in part, upon at least three Business Days' irrevocable written notice, to the Administrative Agent, specifying the date and amount of prepayment or reduction, whether it is a reduction or a prepayment, and, if it is a prepayment of Loans, whether such prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, in each case of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the Make-Whole Premium, if any, due with respect thereto. Partial prepayments and any reductions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. For the avoidance of doubt, the Borrower shall not direct the Administrative Agent to reduce the Credit-Linked Deposits if, after giving effect to such reduction, the aggregate LC Exposure would exceed the aggregate Total Credit-Linked Deposits. In the event the Credit-Linked Deposits shall be reduced as provided in this paragraph, the Administrative Agent will return all amounts in the Credit-Linked Deposit Account in excess of the reduced Credit-Linked Deposits to the Lenders, ratably in accordance with their Commitment Percentages of the Total Credit-Linked Deposits.

               (ii) In addition to the foregoing and subject to the terms hereof, the Borrower may, at any time and from time to time, request that any portion of the unused portion of the Total Credit-Linked Deposits in an amount not in excess of the aggregate Total Credit-Linked Deposits over the aggregate LC Exposure be converted into Term Loans, in whole or in part, upon at least three Business Days' irrevocable written notice, to the Administrative Agent, specifying the date and amount of such conversion. If any such notice of conversion is given, the Administrative Agent will fund the requested amount in the Credit-Linked Deposit Account to the Borrower as proceeds of Term Loans to the Borrower made on such date by the Lenders ratably in accordance with their Commitment Percentages of the Total Credit-Linked Deposit. Such conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. For the avoidance of doubt, the Borrower shall not direct the Administrative Agent to convert any amount of the Total Credit-Linked Deposits if, after giving effect to such conversion, the aggregate LC Exposure would exceed the aggregate Total Credit-Linked Deposits.

               (b) MANDATORY PREPAYMENTS. If, at any time, or from time to time, after the date hereof:

               (i) the Borrower or any of its Subsidiaries shall receive any Net Cash Proceeds in respect of (a) any conveyance, sale, lease, assignment, transfer or other disposition (including any such transaction effected by way of merger or consolidation) (any such transaction, a "DISPOSITION"), by the Borrower, of any asset subject to the Lien of the First Mortgage Indenture (other than any Disposition of any asset released from the Lien of the First Mortgage Indenture as described in clause (i) or (iii) of SECTION 6.16), or (b) receipt by the

                      Borrower or any of its Subsidiaries of any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any equipment, fixed asset, real property or other asset subject to the Lien of the First Mortgage Indenture (other than as permitted in clause
                      (iii) of SECTION 6.16) (any such foregoing event, an "INDENTURE COLLATERAL EVENT"); provided that the Borrower shall not be obligated to apply the first $10,000,000, in the aggregate, of Net Cash Proceeds of Indenture Collateral Events to the mandatory prepayment of the Facilities; provided further that for purposes of this clause (i), Net Cash Proceeds shall not include any cash proceeds to the extent such cash proceeds are (and remain) subject to the Lien of the First Mortgage Indenture and are retained by the Indenture Trustee;

               (ii) the Borrower, Aquila Canada Holdings, Inc. or ANCFC shall receive (a) any cash dividend on or other distribution with respect to the Capital Stock of either Canadian Parent or ANCMC (other than dividends declared and made during any fiscal year based upon (and not in excess of) current consolidated earnings of such Canadian Parent or ANCMC or the repayment of Investments made after the date hereof pursuant to SECTION 6.8(i), (j) or (k)), (b) any Net Cash Proceeds in respect of any Disposition of any Pledged Equity Interest (as such term is defined in the Canada Pledge Agreement or the ANCMC Canadian Pledge Agreement) or Disposition of assets of any of either Canadian Parent's Subsidiaries in excess of $10,000,000 in the aggregate or (c) any Net Cash Proceeds from the issuance of any Capital Stock of either Canadian Parent, ANCMC or any of their respective Subsidiaries pursuant to
                      SECTION 6.15(b)(i) (any such foregoing event, a "CANADIAN COLLATERAL EVENT"); or

               (iii) (a) UtilCo Group, Inc. or any of its Subsidiaries shall receive (1) any Net Cash Proceeds from the issuance of any Capital Stock by UtilCo Group, Inc. or any of its Subsidiaries pursuant to SECTION 6.15(c)(i) or (2) any cash dividend on or other distribution with respect to its equity or other ownership interests in any Independent Power Project (other than (y) dividends or other distributions declared and made during any fiscal year based upon (and not in excess of) current consolidated earnings of such Independent Power Project and (z) the repayment of Investments made in Onondaga Cogeneration Limited Partnership or Topsham Hydroelectric Generating Facility Trust No. 2 after the date hereof pursuant to
                      SECTION 6.8 (j) or (k)), (b) Aquila Merchant Services, Inc. shall have received any Net Cash Proceeds in respect of any Disposition of any Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement), or (c) the Borrower or any of its

                      Subsidiaries shall have received any Net Cash Proceeds in respect of any Disposition by the Borrower or any of its Subsidiaries any direct or indirect equity or other ownership interests in any Independent Power Project (including without limitation any Disposition of any equity or other ownership interest in any intermediate holding company Subsidiary) (any such foregoing event, an "IPP COLLATERAL EVENT");

then, on or before the second Business Day immediately succeeding the date of such receipt, such Net Cash Proceeds, dividends or other distributions (or, in the case of a Subsidiary which is not a Wholly-Owned Subsidiary, the Borrower's pro rata beneficial interest therein) shall be applied, FIRST, to the mandatory prepayment of Loans then outstanding in an amount equal to such Net Cash Proceeds, dividends or other distributions (or pro rata portion thereof, if applicable), SECOND, to the permanent reduction of up to that portion of the Total Credit-Linked Deposits in excess of the then aggregate LC Exposure and, THIRD, as a deposit into the Cash Collateral Account (up to an aggregate amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit) as provided in Section 2.5(j)(ii); PROVIDED that no Make-Whole Premium shall be due as a result of such mandatory prepayment, reduction or deposit; PROVIDED FURTHER that

          (w) with respect to (ii) above, the Borrower shall not be obligated to make such prepayment (or such reduction or deposit) if at such time the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement) has been released from the Lien of the Canadian Pledge Agreement as provided therein (or if the Borrower may at such time exercise its option to request a release of such collateral as provided in SECTION 2.20);

          (x) with respect to (iii) above, the Borrower shall not be obligated to make such prepayment (or such reduction or deposit) if at such time the Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement) has been released from the Lien of the IPP Pledge Agreement (or if the Borrower may at such time exercise its option to request a release of such collateral as provided in SECTION 2.20) or such Pledged Equity Interest remains subject to the Lien of the IPP Pledge Agreement in favor of the obligations under the 364-Day Agreement as provided therein;

          (y) with respect to (i), (ii) and (iii) above, the Borrower shall not be obligated to make such prepayment (or such reduction or deposit) with respect to Net Cash Proceeds, dividends or other distributions which are in excess of the amount which, if applied to the repayment of the Loans (or the making of such reduction or deposit) would cause the ratio of (a) the sum of the then appraised fair value of the Collateral Utility Business (calculated after deducting an amount equal to 167% of the aggregate principal amount of all outstanding first mortgage bonds issued thereunder not held by the Collateral Agent) plus the then appraised value of any Additional Collateral then pledged to the Collateral Agent and which is not subject to a prior lien with respect to the 364-Day Credit Agreement (unless the Borrower has the right at such time to exercise its option to request a release of such collateral as provided in SECTION 2.20), to (b) the aggregate principal amount of the Loans and the Total Credit-Linked Deposits then outstanding (after giving effect to such prepayment, reduction or deposit (solely for the purposes of this clause (b), Total Credit-Linked Deposits shall be deemed to have been reduced by the aggregate amount then on deposit in the Cash Collateral Account)) to be at least 2.0 to 1.0 (or, if at such time the Additional Collateral is not then pledged to the Collateral Agent (or if the Borrower may at such time exercise its option to request a release of such collateral as provided in SECTION 2.20), 1.67 to 1.0) (the "REQUIRED COLLATERAL VALUE RATIO"), so long as (1) no Default or Event of Default shall exist at that time, (2) the Administrative Agent shall receive written appraisals (dated within three months of such required prepayment) of such collateral confirming such ratio, by an appraiser and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (and upon which appraisals the Administrative Agent and the Lenders may expressly rely) and (3) no event, condition or change shall have occurred since the date of such appraisals which could reasonably be expected to have a material adverse effect on the appraised value of such collateral; and

          (z) with respect to (i) and (iii) above, the Borrower shall not be obligated to make such prepayment (or deposit) with respect to Net Cash Proceeds, dividends or other distributions which are in excess of the amount which, if applied to the repayment of the Loans (or the making of such reduction or deposit), would cause the ratio of (1) the sum of 60% of the then appraised fair value of the Collateral Utility Business (after deducting from such fair value an amount equal to 167% of the aggregate principal amount of all outstanding first mortgage bonds issued thereunder not held by the Collateral Agent) plus 50% of the appraised value of the Borrower's or any of its Subsidiaries equity or other ownership interests in the Independent Power Projects to (2) the aggregate principal amount of the Loans and Total Credit-Linked Deposits then outstanding (after giving effect to such prepayment, reduction or deposit (solely for the purposes of this clause (2), Total Credit-Linked Deposits shall be deemed to have been reduced by the aggregate amount then on deposit in the Cash Collateral Account)) to be at least 1.0 to 1.0, so long as (1) the Pledged Equity Interests (as such term is defined in the IPP Pledge Agreement) constitutes the only Additional Collateral, (2) the Australian Assets (as such term is defined in the 364-Day Credit Agreement) and the Canadian Assets have been sold, (3) no Default or Event of Default shall exist at that time, (4) the Administrative Agent shall receive written appraisals (dated within three months of such required prepayment) of such collateral confirming such ratio, by an appraiser and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (and upon which appraisals the Administrative Agent and the Lenders may expressly rely) and (5) no event, condition or change shall have occurred since the date of such appraisals which could reasonably be expected to have a material adverse effect on the appraised value of such collateral;

PROVIDED FURTHER that the Borrower shall not be obligated to make any such mandatory prepayment (or such reduction or deposit) unless and until the aggregate principal amount of such Net Cash Proceeds, dividends or other distributions required to be but not yet so applied equals at least $10,000,000. For the avoidance of doubt, in any event after giving effect to such reduction, the Total Credit-Linked Deposits shall not be less than the then aggregate LC Exposure. In the event the Credit-Linked Deposits shall be reduced as provided in this SECTION 2.7(b), the Administrative Agent will return all amounts in the Credit-Linked Deposit Account in excess of the reduced Credit-Linked Deposits to the Lenders, ratably in accordance with their Commitment Percentages of the Total Credit-Linked Deposits.

               (c) SPECIAL MANDATORY OFFER OF PREPAYMENT. If (i) a Canadian Collateral Event shall have occurred and the Borrower is not then obligated to apply all or any portion of the Net Cash Proceeds, dividends or other distributions with respect thereto to the mandatory repayment as provided in SECTION 2.7(b) (such amount not so applied, the "CANADIAN NET PROCEEDS"), (ii) the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement) is then subject to the Lien of the Canadian Pledge Agreement and (iii) the Borrower may at such time exercise its option to request a release of such collateral from the Lien of the Canadian Pledge Agreement as provided in SECTION 2.20, then the Borrower shall offer to apply such Canadian Net Proceeds to the prepayment of Loans then outstanding to the extent and in the manner as provided below in this
     SECTION 2.7(c). Within two (2) Business Days after such Canadian Collateral Event, the Borrower shall give written notice to the Administrative Agent stating the date of the proposed Canadian Collateral Event together with a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the Net Cash Proceeds, dividends or other distributions therefrom and shall offer to prepay the outstanding principal amounts of the Loans in an amount equal to 100% of the Net Cash Proceeds, dividends or other distributions therefrom, as applicable, together with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that no Lender shall be obligated to accept such offer. Any Lender may in its discretion accept such offer by written notice to the Administrative Agent (which notice shall also state the maximum principal amount of prepayment such Lender is willing to accept). To the extent one or more Lenders accepts any such offer and one or more Lenders rejects such offer, the amounts that would have been allocable to the rejecting Lenders may (if and to the extent accepted by the accepting Lenders) be paid to accepting Lenders in accordance with their Commitment Percentages. Any Lender that shall have failed to respond to an offer described in this SECTION 2.7(c) shall be deemed to have rejected such offer. No Make-Whole Premium shall be due as a result of such mandatory offer to prepayment.

               (d) SPECIAL MANDATORY PREPAYMENT. If (a) the Borrower does not consummate an exchange offer, tender offer, refinancing or otherwise consummate retirement transactions with respect to, or otherwise economically or legally defease (i) at least 80% in aggregate principal amount outstanding on March 21, 2003 of the 7.00% Senior Notes on or before July 1, 2004 or (ii) at least 80% in aggregate principal amount outstanding on March 21, 2003 of the 6.875% Senior Notes on or before September 15, 2004, and (b) the Borrower does not extend the maturities of such Senior Notes to at least six months after the Maturity Date prior to July 1, 2004 or September 15, 2004, as applicable, then (w) the Loans shall become due and payable in full on July 1, 2004 or September 15, 2004, as applicable,
     (x) the Borrower shall prepay the Loans and deposit into the Cash Collateral Account an amount in cash equal to the aggregate undrawn face amount of all outstanding Letters of Credit on such date, and shall pay the Lenders on such date a prepayment fee equal to two percent (2%) of the aggregate principal amount of the Loans and the Total Credit-Linked Deposits then outstanding, (y) that portion of the Total Credit-Linked Deposits in excess of the then aggregate LC Exposure shall be permanently reduced and (z) the Lenders' and the Issuing Banks' obligations hereunder to extend any additional credit shall terminate in full. No other Make-Whole Premium shall be due as a result of such mandatory prepayment. For the avoidance of doubt, in any event after giving effect to such reduction, the Total Credit-Linked Deposits shall not be less than the then aggregate LC Exposure. In the event the Credit-Linked Deposits shall be reduced as provided in this SECTION 2.7(d), the Administrative Agent will return all amounts in the Credit-Linked Deposit Account in excess of the reduced Credit-Linked Deposits to the Lenders, ratably in accordance with their Commitment Percentages of the Total Credit-Linked Deposits.

               (e) ADDITIONAL AMOUNTS. Each prepayment of Loans pursuant to this
     SECTION 2.7 shall be accompanied by payment in full of, with respect to Eurodollar Loans, accrued interest to such date on the amount prepaid, together with any additional amounts owing pursuant to SECTION 2.17 and any outstanding fees and expenses due and owing with respect to the amount prepaid.

          2.8 INTEREST RATE CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election substantially in the form of EXHIBIT A-2 (a "NOTICE OF INTEREST RATE CONVERSION") (which notice must be received by the Administrative Agent by at least 10:00 a.m., New York City time, two (2) Business Days prior to such election); PROVIDED that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election (which notice must be received by the Administrative Agent by at least 10:00 a.m., New York City time, three Business Days prior to such election). Any such Notice of Interest Rate Conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein; PROVIDED that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing, (ii) no Loan may be converted into a Eurodollar Loan after the date that is one (1) month prior to the Maturity Date and (iii) such conversion shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

               (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in SECTION
     1.1 of the length of the next Interest Period to be applicable to such Loans; PROVIDED that (i) no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and (ii) no Eurodollar Loan which is a Loan may be continued as a Eurodollar Loan after the date that is one (1) month prior to the Maturity Date; PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph, or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period. The

     Administrative Agent agrees to notify the Lenders of any notice of continuation referred to herein received by the Administrative Agent.

          2.9 MAXIMUM AMOUNTS OF EURODOLLAR TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. There shall not be more than five (5) Eurodollar Tranches at any one time outstanding.

          2.10 INTEREST RATES; DEFAULT RATE PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for the first day of such Interest Period (subject to daily adjustments, if any, required by changes in the Eurodollar Reserve Requirements) PLUS 5.75% (subject to a reduction from 5.75% to 5.00% from and after the Rate Reduction Date (if any)).

               (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate PLUS 4.75% (subject to a reduction from 4.75% to 4.00% from and after the Rate Reduction Date (if any)).

               (c) If an Event of Default has occurred and is continuing, the Loans shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% from the date of occurrence of such Event of Default until the date such Event of Default is cured or waived (after as well as before judgment). In addition, should any interest on such Loans or any fees or other amount (other than principal) payable hereunder not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest (to the extent permitted by law in the case of interest on interest) at a rate per annum as determined pursuant to the preceding sentence which would be applicable to an Alternate Base Rate Loan, in each case, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

               (d) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED that interest accruing pursuant to Section 2.10(c) shall be payable from time to time on demand.

          2.11 COMPUTATION OF INTEREST. (a) The Alternate Base Rate interest (when calculated based upon the prime rate) shall be calculated on the basis of a 365/366 day year and all other interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurodollar Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent, at the request of the Borrower, shall deliver to the Borrower a statement showing in reasonable detail the supporting calculations used by the Administrative Agent in determining any interest rate determined by the Administrative Agent.

          2.12 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as certified by such Lenders) of making or maintaining its affected Loans during such Interest Period,

               (c) the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter (which notice shall include supporting calculations in reasonable detail). If such notice is given, (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Alternate Base Rate Loans, (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans and (iv) the Credit-Linked Deposits shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Alternate Base Rate Loans to Eurodollar Loans nor Eurodollar Rate shall apply to the Credit-Linked Deposits.

          2.13 PRO RATA TREATMENT AND PAYMENTS; FUNDING RELIANCE. (a) The borrowing by the Borrower of Loans from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as provided in SECTION 2.7(c), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans of any one Type shall (except as may be required as a result of SECTION 2.16) be made pro rata according to the respective outstanding principal amounts of the Loans of such Type then held by the Lenders. Except as provided in Section 2.7(c), each withdrawal from Credit-Linked Deposits shall be made pro rata according to the respective outstanding principal amounts of Credit-Linked Deposits then outstanding of all Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim, subject to Section 2.16 hereof, and shall, except as provided in

Section 2.5, be made prior to 12:00 noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in SECTION 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal and interest thereon, shall be payable at the then applicable rate during such extension.

               (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the borrowing that such Lender will not make available to the Administrative Agent the amount that would constitute its Commitment Percentage of such borrowing on the Closing Date, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Administrative Agent makes such amount available to the Borrower and if such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such borrowing. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the applicable Loan, on demand, from the Borrower. The obligations of the Lenders hereunder are several and no Lender shall be responsible for any other Lender's failure to make Loans as required hereunder.

          2.14 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law after the date hereof or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such condition shall cease to exist and
(b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to SECTION 2.16.

          2.15 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender or Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, its Notes, any Eurodollar Loan, or its obligation to make Eurodollar Loans or issue (or participate in) Letters of Credit, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by SECTION 2.16 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or Issuing Bank, by an amount which such Lender or Issuing Bank reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, of participating in, issuing or maintaining any Letter of Credit or Credit-Linked Deposit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or Issuing Bank, upon its demand, any additional amounts necessary to compensate such Lender or Issuing Bank for such increased cost or reduced amount receivable. If any Lender or Issuing Bank becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender or Issuing Bank through the Administrative Agent to the Borrower shall be in writing and accompanied by calculations in reasonable detail demonstrating the basis for such Lender's or Issuing Bank's claim and shall be considered conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

               (b) If any Lender or Issuing Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof has or shall have the effect of reducing the rate of return on such Lender's or Issuing Bank's or the corporation's capital as a consequence of the Loans, the Letters of Credit, the Credit-Linked Deposits, or its obligations hereunder to a level below that which such Lender or Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or Issuing Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor accompanied by calculations in reasonable detail demonstrating the basis for such Lender's or Issuing Bank's claims, the Borrower shall pay to such Lender or Issuing Bank the additional amount or amounts as will compensate such Lender or Issuing Bank for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.16 TAXES. (a) Except as otherwise provided in this SECTION 2.16, any and all payments made by the Borrower to or for the account of the Administrative Agent, the Issuing Banks or any Lender under this Agreement, the Notes or the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender or Issuing Bank by a jurisdiction under the Laws of which such Lender or its applicable lending office or Issuing Bank, or the Administrative Agent, as the case may be, is organized or maintained (any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or liabilities other than such excluded net income taxes and franchise taxes imposed in lieu of income taxes are referred to herein as "NON-EXCLUDED TAXES"). If Non-Excluded Taxes are required to be deducted or withheld from or in respect of any amounts payable to the Administrative Agent or any Lender or Issuing Bank hereunder or under the Notes, (i) the amounts so payable to the Administrative Agent or such Lender or Issuing Bank shall be increased to the extent necessary, so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this SECTION 2.16), the Administrative Agent or such Lender or Issuing Bank receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; PROVIDED that the Borrower shall not be required to increase any such amounts payable to any Lender or Issuing Bank if such Lender or Issuing Bank fails to comply with the applicable requirements of paragraph (b) of this Section, unless such failure is the result of an event (including, without limitation, any change in treaty, law, or regulation) (a "CHANGE IN TAX LAW") occurring subsequent to the date that such person became a Lender or Issuing Bank and prior to the date on which such Lender or Issuing Bank would otherwise have been required to comply with such requirements. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender or Issuing Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. The Borrower agrees to indemnify and hold harmless each Lender, each Issuing Bank and the Administrative Agent, within 10 days of a written demand therefor, from the full amount of Non-Excluded Taxes paid or incurred by such Lender or Issuing Bank or the Administrative Agent (as the case may be) on or with respect to any payment made by or on account of any obligation of Borrower hereunder (including Non-Excluded Taxes imposed or asserted or attributable to amounts payable under this SECTION 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded

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Taxes were correctly or legally imposed or asserted by the relevant Governmental
Authority, but only if the applicable Lender or Issuing Bank has complied with the requirements of paragraph (b) of this Section (or has been excused from compliance as a result of a Change in Tax Law occurring subsequent to the date such person became a Lender or Issuing Bank and prior to the date on which such Lender or Issuing Bank would otherwise have been required to comply with such requirements). A certificate as to the amount of such payment of liability delivered to the Borrower by a Lender, or by the Administrative Agent on its behalf or on behalf of a Lender, shall be conclusive absent manifest error. The covenants in this Section shall survive the termination of this Agreement and the payment of the Notes and payment of the Obligations hereunder.

               (b)    Each Lender and Issuing Bank shall:

               (i) at the time it first becomes a Lender or Issuing Bank (A) in the case of a Lender that is not incorporated under the laws of the United States or any state thereof ("FOREIGN LENDER") certify to the Borrower and Administrative Agent that it is entitled to an exemption from withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, at the time or times prescribed by applicable law, by providing two copies of such properly completed and executed form or certification prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding and (B) in the case of any other Lender, certify to the Borrower and Administrative Agent that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement by providing two copies of a properly completed and executed Internal Revenue Service Form W-9, as applicable, or successor applicable form, as the case may be;

               (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case a Change in Tax Law has occurred subsequent to the date that such person became a Lender or Issuing Bank and prior to the date on which any such delivery would otherwise be required which renders such form inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to SECTION 9.6 shall, upon the effectiveness of the related transfer, be required to provide all the applicable forms and statements required pursuant to this Section;

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

PROVIDED that, in the case of a Participant, such Participant shall furnish all such required forms and statements to the Lenders from which the related participation shall have been purchased.

                (c) In addition, the Borrower shall pay any and all stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under this Agreement, the Notes or the other Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any such document.

          2.17 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making the borrowing of, a conversion into or a continuation of, Eurodollar Loans after the Borrower has given a notice requesting the same, (c) default by the Borrower in making any prepayment or reduction after the Borrower has given a notice thereof, (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, (e) failure of the Borrower to reimburse any Issuing Bank with respect to any L/C Disbursement (beyond the applicable grace period, if any, therefore) prior to the withdrawal of Credit-Linked Deposits with respect to such LC Disbursement, (f) default by the Borrower in making any reduction or conversion of Credit-Linked Deposits after the Borrower has given a notice thereof, or (g) the making of a reduction or conversion of Credit-Linked Deposits on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the redeployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (but excluding loss of the margin above the Eurodollar Rate). This covenant shall survive the termination of this Agreement and the payment of the Obligations hereunder.

          2.18 DISCRETION OF LENDER AS TO MANNER OF FUNDING. Notwithstanding any other provisions of this Agreement (but subject to SECTION 2.19), each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans or its Credit Linked Deposit in any manner it sees fit, it being understood that for the purposes of Section 2.17 all determinations thereunder shall be made assuming each Lender had actually funded and maintained each Eurodollar Loan through the purchase of deposits of Dollars in the London interbank market having a maturity corresponding to each Loan's Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

          2.19 CHANGE OF LENDING OFFICE; REPLACEMENT LENDER. (a) Each Lender agrees that if it makes any demand for payment under SECTION 2.15 or SECTION
2.16 or if any adoption or change of the type described in SECTION 2.14 shall occur with respect to it, such Lender will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under SECTION 2.15 or SECTION 2.16, or would eliminate or reduce the effect of any adoption or change described in SECTION 2.14.

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               (b) In determining the amount of any claim for reimbursement or compensation hereunder, each Lender will use reasonable methods of calculation consistent with such methods customarily employed by such Lender in similar situations.

               (c) Each Lender will notify the Borrower and the Administrative Agent of any event giving rise to a claim under SECTIONS 2.14, 2.15, 2.16 or 2.17 promptly after the occurrence thereof, which notice shall be accompanied by a certificate of such Lender setting forth in reasonable detail the circumstances of such claim.

               (d) If any Lender, other than (in its capacity as a Lender) the Administrative Agent (an "AFFECTED LENDER"), seeks payment or indemnification from the Borrower pursuant to SECTION 2.15 or SECTION 2.16(a) (without prejudice to any amounts then due to such Lender under such Sections) that are not applicable to all Lenders, then the Borrower may designate another Lender or another bank or financial institution acceptable to the Administrative Agent to assume, in accordance with
     SECTION 9.6, all (but not less than all) the Commitments, Loans, Credit-Linked Deposits and other rights and obligations of such Affected Lender hereunder (a "REPLACEMENT LENDER"), in each case, on a date mutually acceptable to the Replacement Lender, the Affected Lender, the Borrower and the Administrative Agent, without recourse upon, warranty by, or expense to, such Affected Lender or the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Loans and Credit-Linked Deposits of such Affected Lender PLUS all interest accrued thereon and all other amounts owing to such Affected Lender hereunder, or such other purchase price as may be mutually agreed upon between the Affected Lender and the Replacement Lender, upon such assumption and purchase by the Replacement Lender, such Replacement Lender shall be deemed a "Lender" for purposes of this Agreement and the other Loan Documents and such Affected Lender shall cease to be a "Lender" for such purposes and shall no longer have any obligations hereunder.

         2.20   COLLATERAL.

               (a) On the Closing Date (and in addition to the First Mortgage Bonds), the Borrower shall grant to the Collateral Agent, for the benefit of the Secured Parties (as defined therein, including the Lenders), a security interest in the collateral described in the ANCMC Canadian Pledge Agreement, the Canadian Pledge Agreement and the IPP Pledge Agreement. The Lien of the ANCMC Canadian Pledge Agreement and the Canadian Pledge Agreement securing the Obligations shall be senior to the Lien therein securing the 364-Day Credit Agreement obligations. The Lien of the IPP Pledge Agreement securing the Obligations shall be junior to the Lien therein securing the 364-Day Credit Agreement obligations.

               (b) In the event that (i) an Investment in a Collateral Subsidiary is made in compliance with SECTION 6.8(k), (ii) such Investment is pledged to the Collateral Agent pursuant to SECTION 6.15 and the applicable Collateral Document, and (iii) such Investment is subsequently repaid in compliance with SECTION 6.8(k), the Lien of the applicable Collateral Document may be released upon request by the Borrower to the extent covering such Investment and the proceeds of such Investment (if then in the

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     possession of the Collateral Agent) shall be turned over to the pledgor so long as no Event of Default then exists or would occur. The Collateral Agent is hereby authorized by each of the Lenders to take any action requested by the Borrower and reasonably acceptable to the Collateral Agent in order to effect such release.

               (c) If the Borrower (or the applicable pledgor) shall request the release under any Collateral Document of any Subsidiary or of any Collateral to be sold or otherwise disposed of (including through the sale or Disposition of any Subsidiary owning any such Subsidiary or Collateral) to a Person in a transaction permitted under the terms of SECTION 6.7 and shall deliver to the Collateral Agent a certificate to the effect that such sale or other Disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender or Agent, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with (or such later date as the Borrower requests after) completion of such sale or other Disposition; PROVIDED that any proceeds of such sale or other Disposition shall remain subject to the Lien of the Collateral Documents.

               (d) In the event that (i) ANCMC shall have merged, consolidated or amalgamated into, or ANCFC shall have sold or otherwise (directly or indirectly) transferred all of the assets of ANCMC to either Canadian Parent or any Wholly-Owned Subsidiary of either Canadian Parent, in compliance with SECTION 6.2(b) or (ii) the Lien of the Canadian Pledge Agreement shall have been terminated in accordance with the terms thereof, the Lien of the ANCMC Canadian Pledge Agreement shall be released and the ANCFC Guaranty shall be terminated so long as, after giving effect to such release, no Event of Default then exists or would occur. The Collateral Agent is hereby authorized by each of the Lenders to take any action requested by the Borrower and reasonably acceptable to the Collateral Agent in order to effect such release.

               (e) The Borrower shall have the right, at any time on and after the Rate Reduction Date (by written notice to the Collateral Agent), to request the release from the Lien of the Collateral Documents any Additional Collateral specified in such written request (such release to be solely to extent such Lien secures the Obligations; it being understood that such Lien may continue to the extent for the benefit of obligations under the 364-Day Credit Agreement); provided that the Borrower may not exercise such right at a time that any Event of Default then exists. Promptly after receipt of such written notice, the Collateral Agent shall return such Additional Collateral in its physical possession to the Borrower, and shall execute such releases and termination statements necessary to terminate such security interest as the Borrower may reasonably request which are in form and substance reasonably acceptable to the Collateral Agent.

               (f) Notwithstanding the foregoing, in no event shall any release contemplated hereby effect the Lien of any Collateral Document to the extent securing obligations under the 364-Day Credit Agreement without compliance with the terms thereof.

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

               (g) Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent or any Lender and shall not require the consent of any Lender. Without limiting the provisions of
     SECTION 9.5, the Borrowers shall reimburse the Collateral Agent and the Administrative Agent for all reasonable costs and expenses, including reasonable attorney's fees and disbursements, incurred by any of them in connection with any action contemplated by this SECTION 2.20.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make or participate in extensions of credit hereunder, the Borrower hereby represents and warrants to the Administrative Agent and each
Lender:

          3.1 FINANCIAL CONDITION. The unaudited consolidated balance sheet of the Borrower as of December 31, 2002 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to the Lenders, present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the results of their operations and their retained earnings and cash flows for each of the fiscal periods then ended. All such financial statements, including the related schedules and notes thereto relating to the unaudited financials, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

          3.2 NO CHANGE. Since December 31, 2002, except as disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction prior to the date hereof, or described in the SEC Reports filed prior to the date hereof, there has been no development or event which has had, or could reasonably be expected to have, a Material Adverse Effect.

          3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or limited liability company power and authority, and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

          3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the First Mortgage Indenture and the Loan Documents and to authorize the execution, delivery and performance of the First Mortgage Indenture and the Loan Documents, and to borrow hereunder. The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions set forth in this Agreement and in the Notes and to execute, deliver and perform

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

its obligations under the First Mortgage Indenture and the Loan Documents. Set forth on SCHEDULE 3.4a are all consents or authorizations of, filings with, notices to or other acts by or in respect of, any Governmental Authority or any other Person required in connection with the authorization, execution, or issuance of any First Mortgage Bond, the authorization, delivery or performance or validity of the First Mortgage Indenture and the Supplemental Indenture, or the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party, of the Bond Collateral Agreement or any Collateral Document related thereto, and in each case any application therefor (collectively, the "FIRST MORTGAGE APPROVALS"). No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, or with the execution, delivery or performance by any Credit Party, or with the validity or enforceability against any Credit Party of the Loan Documents other than (x) First Mortgage Approvals, (y) as set forth on SCHEDULE 3.4b, or (z) any consents, authorizations and filings in connection with the foregoing that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Administrative Agent and each Lender shall have received complete and current copies of all consents, authorizations and filings listed on SCHEDULES 3.4a and 3.4b. This Agreement and the First Mortgage Indenture have been, and each other Loan Document when executed and delivered will be, duly executed and delivered on behalf of the Borrower. This Agreement and the First Mortgage Indenture constitute, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 NO LEGAL BAR. The execution, delivery and performance of the Loan Documents and the First Mortgage Indenture, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or Contractual Obligation of the Borrower or any Subsidiary which violation could reasonably be expected to have a Material Adverse Effect, will not accelerate or result in the acceleration of any payment obligations of the Borrower or such Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues of the Borrower or any such Subsidiary pursuant to any such Requirement of Law or Contractual Obligation (other than Liens pursuant to the First Mortgage Indenture or the Collateral Documents).

          3.6 NO MATERIAL LITIGATION. Except as disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction prior to the date hereof or described in the SEC Reports filed prior to the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or against any of the respective properties or revenues of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect.

          3.7 NO DEFAULT. No Default or Event of Default has occurred and is continuing.

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          3.8   OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its
Subsidiaries has good and marketable title in fee simple to, or a valid leasehold, easement, license or other interest in, all its real property, and good title to, or a valid leasehold, easement, license or other interest in, all its other property, except for defects in title which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Lien other than Permitted Liens.

          3.9 SUBSIDIARIES. Set forth on SCHEDULE 3.9 are all Material Subsidiaries and Collateral Subsidiaries. SCHEDULE 3.9 correctly sets forth, as of the date hereof, (i) all of the issued and outstanding capital stock or other equity interests of each Canadian Parent, ANCMC and UtiliCo Group and also identifies the direct owner thereof and (ii) the percentage ownership (direct and indirect) of the Borrower in voting capital stock or other voting equity interests of each Material Subsidiary and Collateral Subsidiary and also identifies the direct owner thereof. The Canadian Parents own, direct or indirect, all of the issued and outstanding capital stock (whether or not voting capital stock) of each of their respective Subsidiaries. ANCFC owns, direct or indirect, all of the issued and outstanding capital stock (whether or not voting capital stock) of each of its Subsidiaries. Aquila Merchant Services, Inc. owns, direct or indirect, all of the issued and outstanding capital stock (whether or not voting capital stock) of each of its Subsidiaries. All outstanding shares of capital stock of each Subsidiary of the Borrower has been duly and validly issued, are fully paid and non-assessable and have been issued free of any preemptive rights. Except as set forth on SCHEDULE 3.9, no Material Subsidiary or Collateral Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase or, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any stock appreciation or similar rights.

          3.10 INTELLECTUAL PROPERTY. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all patents, trademarks, trade names, copyrights, and other intellectual property material to the conduct of its business as currently conducted except for those which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "INTELLECTUAL PROPERTY"). The use of such Intellectual Property by the Borrower or any Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.11 TAXES. Each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state and other material tax returns which are required to be filed and has paid or caused to be paid all taxes (including interest and penalties) shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or such Subsidiary, as the case may be) other then such taxes described herein of which the failure to pay or file a return with respect thereto could reasonably be expected to result in a Material Adverse Effect; and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

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          3.12  MARGIN STOCK. (a) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, except in compliance with applicable law and regulations.

               (b) Following application of the proceeds of each extension of credit hereunder, not more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries that are subject to the provisions of
     SECTION 6.4 will be comprised of margin stock.

          3.13 ERISA. Neither the Borrower nor any Subsidiary maintains, contributes to or has material obligations with respect to, any welfare plan (as defined in SECTION (3)(1) of ERISA) which provides benefits to employees after termination of employment other than as required by Part 6 of Title I of ERISA or similar state laws regarding continuation of benefits and which in the aggregate is not unduly expensive. Each Plan has complied and is in compliance in all respects with the applicable provisions of ERISA and the Code except where failure to do so could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary have not breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code, or regulations promulgated thereunder with respect to any Plan, which breach could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary nor any fiduciary of any Plan who is an officer or an employee of the Borrower or any Subsidiary has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. With respect to any employee benefit plan (as defined in Section 3(3) of ERISA) currently or formerly maintained or contributed to by any Commonly Controlled Entity, no liability exists and no event has occurred which could reasonably be expected to subject the Borrower or any Subsidiary to any liability which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any Subsidiary has any liability, direct or indirect, contingent (including, without limitation, any such liability in connection with a Multiemployer Plan) or otherwise, under Title IV of ERISA or under Section 412 of the Code which could reasonably be expected to have a Material Adverse Effect.

          3.14 HOLDING COMPANY; INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not (a) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as each such term is defined in the Public Utility Holding Company Act of 1935, as amended.

          3.15 PURPOSE OF LOANS. The proceeds of Loans will be used solely (i) first to repay in full the Existing Credit Agreements and (ii) thereafter for general corporate purposes and as permitted hereunder (in compliance with all applicable legal and regulatory requirements). The Letters of Credit will be used solely for general corporate purposes. The Borrower does not intend to treat the Loans and the related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the

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Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof.

          3.16 ENVIRONMENTAL MATTERS. Except as described by the Borrower in the SEC Reports filed prior to the date hereof or as disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction prior to the date hereof,

               (a) The facilities and properties owned, leased or operated by the Borrower or its Subsidiaries (the "PROPERTIES") and all operations at the Properties are in, and have been in, compliance in all material respects with all applicable Environmental Laws, and there is no contamination in, at, under, from or about the Properties or violation of any Environmental Law or other circumstance or condition, with respect to the Properties or the business operated by the Borrower or its Subsidiaries, or to the knowledge of the Borrower, any predecessor of any of them (the "BUSINESS") which in either case could reasonably be expected to result in any claims, liability, investigation or cost pursuant to any Environmental Law and to have a Material Adverse Effect.

               (b) None of the Borrower or any Subsidiary, or to the knowledge of the Borrower, any predecessor of any of them, has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrower or any Subsidiary have knowledge or reason to believe that any such notice will be received or is being threatened, in each case which could reasonably be expected to have a Material Adverse Effect.

               (c) There has been no Release or threat of Release of Materials of Environmental Concern at or from any of the Properties, or arising from or related to the operations of the Borrower or any Subsidiary, or to the knowledge of the Borrower, any predecessor of any of them, in connection with any of the Properties or otherwise in connection with the Business that could reasonably be expected to have a Material Adverse Effect.

          3.17 INSURANCE. All policies of insurance of any kind or nature maintained by or issued to the Borrower or any Subsidiary, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, worker's compensation, employee health and welfare, title, property and liability insurance, are in full force and effect in all material respects and are of a nature and provide such coverage as is customarily carried by companies of similar size and character.

          3.18 ACCURACY AND COMPLETENESS OF INFORMATION. The Borrower has filed as exhibits to SEC Reports, or disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction, in each case prior to the date hereof, all agreements, instruments and corporate or other restrictions existing on the date hereof that are or, but for the lapse of time, would be required to be filed by the Borrower as exhibits to any report on Form 10-Q or 10-K under the Exchange Act. Except as described by the Borrower in the SEC Reports filed prior to the date hereof or as disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction prior to the date hereof, there are no facts or other

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matters known to the Borrower that are or, but for the lapse of time, would be required to be disclosed by the Borrower on a report on Form 8-K under the Exchange Act. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (whether contained in the Confidential Information Memorandum dated March 2003, disclosed to the Lenders through documents posted on the INTRALINKS internet website for this transaction, or otherwise) in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with other information so furnished) contains any misstatement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.

          3.19 LEASEHOLDS, PERMITS, ETC. The Borrower possesses or has the right to use, all leaseholds, easements, franchises and permits and all authorizations and other rights which are material to and necessary for the conduct of the Business, except where the failure to obtain such authorizations and other rights is unlikely to result in a Material Adverse Effect. All the foregoing are in full force and effect, and each of the Borrower and the Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others, except for such noncompliance with the foregoing which could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such leasehold, easement, franchise, license or other right, which termination or revocation, considered as a whole, could reasonably be expected to have a Material Adverse Effect.

          3.20 NO RESTRICTIVE COVENANTS. No Collateral Subsidiary of the Borrower is party to, or otherwise bound by, any agreement or other arrangement that prohibits such Collateral Subsidiary from making any payments, directly or indirectly, to the Borrower, by way of dividends, advances, repayment of loans or advances, reimbursements of management or other intercompany charges, expenses and accruals or other returns on investment, or any other agreement or arrangement that restricts the ability of such Collateral Subsidiary to make any payment, directly or indirectly, to the Borrower, other than prohibitions and restrictions permitted to exist under SECTION 6.12.

          3.21  FIRST MORTGAGE INDENTURE.

               (a) The First Mortgage Bonds to be issued under the First Mortgage Indenture, as supplemented by the First Supplemental Indenture (the "Supplemental Indenture"), when delivered to the Collateral Agent, will be duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of the Borrower, entitled to the security and benefits provided by the lien of such Indenture (except to the extent that enforceability of such lien may be limited by the effect of certain laws of the jurisdictions in which the physical properties covered thereby are located upon the remedies provided in such Indenture, which limitations, however, do not

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     make the remedies afforded inadequate for the realization of the security and benefits provided by such Indenture, and except as enforceability of such lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights).

               (b) On the Closing Date, the First Mortgage Indenture shall constitute, and such Indenture, when the Supplemental Indenture shall have been duly filed for recording and recorded, will constitute, a legally valid and directly enforceable mortgage lien for the equal and proportionate security of the first mortgage bonds issued or to be issued thereunder, upon the Mortgaged Property (as defined in the First Mortgage Indenture) free from all prior liens other than Permitted Liens or Permitted Liens (as defined in the First Mortgage Indenture), charges or encumbrances (except to the extent that enforceability of such lien may be limited by the effect of certain laws of the jurisdictions in which the physical properties covered thereby are located upon the remedies provided in such Indenture as to be supplemented by the Supplemental Indenture, which limitations, however, do not make the remedies afforded inadequate for the realization of the security and benefits provided by such Indenture, and except as enforceability of such lien may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights) and the after-acquired property clause in such Indenture subjects to the lien thereof all after-acquired Mortgaged Property as provided therein (except such thereof as is expressly excepted from the lien of such Indenture).

               (c) The First Mortgage Indenture (including any necessary related financing statements), has been filed and recorded wherever and to the extent necessary to perfect the lien thereof (other than with respect to an interest in real property not owed in fee by the Borrower) upon the properties now owned by the Borrower and intended to be subject thereto; all fees or taxes in connection therewith have been paid and no other filing or recordation is presently necessary in order to perfect the lien of such Indenture on such properties.

               (d) No re-recording or refiling of such Indenture or any other instruments or documents (except for periodic filings which extend the effectiveness of financing statements) is required to preserve and protect the lien of such Indenture upon the properties intended to be subject thereto; and under the present laws of the States in which the property intended to be subject to the lien of such Indenture is located, no further supplemental indentures or other instruments or documents are required to be executed, filed and/or recorded to extend the lien of such Indenture to after-acquired property in such States; PROVIDED, however, the Borrower is required by the terms of the First Mortgage Indenture to promptly record and file the Supplemental Indenture.

               (e) The Borrower has good and marketable title to all properties owned by it which are subject to the First Mortgage Indenture, subject only
     (a) to the lien of such Indenture, (b) to Permitted Liens (as defined in such Indenture) which are Permitted Liens hereunder and (c) to minor exceptions and defects which do not, in the aggregate, materially interfere with the use by the Borrower of such properties for the

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     purposes for which they are held, materially detract from the value of said properties or in any material way impair the security afforded by such Indenture.

                        ARTICLE 4. CONDITIONS PRECEDENT

          4.1 CONDITIONS TO CLOSING DATE. The obligations of the Lenders to make Loans and to fund their Credit-Linked Deposits and the obligations of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.1):

               (a) DOCUMENTS. The Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

               (i) EXECUTED COUNTERPARTS. From each party hereto either (i) multiple counterparts of this Agreement, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement;

               (ii) CORPORATE DOCUMENTS. Such documents and certificates as the Administrative Agent or its counsel may reasonably request, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower, relating to (i) the organization, existence and good standing of the Borrower, (ii) the authorization of the execution, delivery and performance by the Borrower of this Agreement, and of the borrowings hereunder by the Borrower, and (iii) certificates as to the incumbency and signature of each individual signing this Agreement and any other agreement or document contemplated hereby on behalf of the applicable Credit Party;

               (iii) FINANCIAL STATEMENTS. Copies of the unaudited consolidated balance sheets of the Borrower as of December 31, 2002 and the related statement of earnings and cash flows for the period ending as of such date;

               (iv) FIRST MORTGAGE INDENTURE. A certified copy of the First Mortgage Indenture;

               (v) COLLATERAL DOCUMENTS. The Administrative Agent shall have received the Collateral Documents together with all documentation necessary and appropriate to convey (and confirm) a valid and perfected first-priority security interest in the Collateral, to the extent and as more specifically enumerated in the Collateral Documents, executed by a duly authorized officer of the Borrower;

               (vi) CREDIT RATINGS. The Administrative Agent shall have received evidence of Borrower's obtaining pro forma private letter ratings of the credit facilities provided hereby from Moody's and Standard & Poor's;

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               (vii)  REPAYMENT OF DEBT. The Administrative Agent shall have received documentation satisfactory to the Administrative Agent and the Lenders evidencing that the Clay County Synthetic Lease, the Piatt County Synthetic Lease, Turbine Warehouse Synthetic Lease and ANCL Credit Facility shall have been repaid in full and such facilities shall have been terminated, and in each case, all commitments thereunder shall have been terminated and all amounts outstanding thereunder and the liens granted thereunder shall have been released pursuant to;

               (viii) WAIVER AND CONSENT. The Administrative Agent shall have received documentation satisfactory to the Administrative Agent that the Waiver and Consent has been executed and delivered and all conditions precedents and other requirement thereto to the effectiveness thereof (other than the funding of the cash collateral account) have been satisfied and such agreement shall have become effective (or shall simultaneously with the funding of the Term Loans become effective); and

               (ix) OTHER DOCUMENTS. Such other documents as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

               (b) CONSENTS, LICENSES AND APPROVALS. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in SCHEDULE 3.4b, including without limitation, the orders of the FERC referred to in item 1 thereof and the Borrower's applications to the FERC for each such order, and (ii) stating that, except as shown in SCHEDULE 3.4b, such consents, licenses and filings are in full force and effect; and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

               (c) CLOSING FEES AND EXPENSES. The Administrative Agent shall have received the fees to be received on the Closing Date separately agreed to between the Administrative Agent and the Borrower and shall have received reimbursement of all costs and expenses (including the fees and expenses of counsel to the Administrative Agent to the extent invoiced).

               (d) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of counsel to the Borrower and special Canadian counsel to the Administrative Agent, which opinions shall be satisfactory in form and substance to the Administrative Agent.

               (e) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a closing certificate of the Borrower substantially in the form of EXHIBIT B, dated as of the Closing Date and satisfactory in form and substance to the Administrative Agent.

               (f)    [INTENTIONALLY OMITTED].

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               (g)    [INTENTIONALLY OMITTED].

               (h) EXISTING CREDIT AGREEMENTS. The Administrative Agent shall have received documentation satisfactory to the Administrative Agent evidencing that (i) the Citibank 364-Day Revolving Credit Agreement shall have been terminated and all amounts outstanding thereunder shall have been repaid in full and the liens granted thereunder (if any) shall have been released, and (ii) all obligations under the Citibank 3-Year Revolving Credit Agreement shall have been paid in full (other than LC Outstandings on the Closing Date) and the liens granted thereunder (if any) shall have been released (other than the cash collateral lien with respect to the LC Outstandings).

               (i) ISSUANCE OF FIRST MORTGAGE BONDS. (i) All First Mortgage Approvals shall have been obtained and shall be in full force and effect;
     (ii) the First Mortgage Indenture and the Supplemental Indenture shall have been validly authorized, executed and delivered and the First Mortgage Bonds in an aggregate principal amount of $430 million, shall have been validly authorized, executed and authenticated and validly issued and delivered to the Collateral Agent; and (iii) the Administrative Agent and each Lender shall have received (I) copies of all opinions, certificates, orders, consents and other documents that are delivered to the trustees under the First Mortgage Indenture as conditions precedent to (or otherwise in connection with) the issuance of the First Mortgage Bonds under the First Mortgage Indenture (together with, in the case of each such opinion that is not addressed to the Collateral Agent, a letter from the counsel rendering such opinion to the effect that the Collateral Agent is entitled to rely on such opinion as if such opinion were addressed to the Collateral Agent), (II) copies of all First Mortgage Approvals and (III) such other opinions, certificates and documents reasonably related to the First Mortgage Bonds, the First Mortgage Indenture (including the Supplemental Indenture) and the liens and security interests of the First Mortgage Indenture as the Administrative Agent shall have reasonably requested, and all of the foregoing documents (including without limitation the First Mortgage Approvals, the First Mortgage Indenture, the Supplemental Indenture and the First Mortgage Bonds) shall be in form and substance reasonably satisfactory to the Administrative Agent.

               (j) APPRAISALS. The delivery to the Administrative Agent at least two (2) days prior to the Closing Date of a written appraisal, by an appraiser and in form reasonably satisfactory to the Administrative Agent, dated within thirty days of the Closing Date and covering the assets of the Borrower subject to the lien of the First Mortgage Indenture and the Additional Collateral, in each case upon which appraisals Administrative Agent and the Lenders may expressly rely.

               (k) OUTSIDE CLOSING DATE. The Closing Date shall have occurred and each of conditions precedent set forth in this SECTION 4.1 shall have been satisfied on or prior to May 15, 2003.

               (l) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents (except to the extent applicable to an earlier date) shall be true and correct in all material respects on

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     and as of such date as if made on and as of such date (both before and after giving effect to such Transactions as shall be required to occur on or prior to the Closing Date).

               (m) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Transactions to be consummated on such date.

               (n)    NOTICE OF BORROWING. In the case of Loans made pursuant to
     SECTION 2.1, the Administrative Agent shall have received a Notice of Borrowing in compliance with the terms hereof.

               (o) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions and the other transactions contemplated by this Agreement, the other Loan Documents and the First Mortgage Indenture shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents, instruments and legal opinions in respect of any aspect or consequence of the Transactions and the other transactions contemplated hereby or thereby as it shall reasonably request.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that for so long as any of the Commitments remains in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, or any Obligation is owing to any Lender, any Issuing Bank, the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and shall cause each of its Subsidiaries to:

          5.1   FINANCIAL STATEMENTS. Furnish to each Lender:

               (a) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without qualification by KPMG LLP or other independent certified public accountants of nationally recognized standing; PROVIDED that the submission of the Borrower's report on Form 10-K shall satisfy the foregoing requirements; and

               (b) as soon as available, but in any event not later than forty-five (45) days after the end of each quarterly period for each of the fiscal quarters of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter and setting forth the actual figures for the corresponding date or period in the

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     previous year, certified by the chief financial officer or treasurer of the
     Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); PROVIDED that the submission of the Borrower's report on Form 10-Q shall satisfy the foregoing requirements, all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2   CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative
Agent:

               (a) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default resulting from the Borrower's failure to comply with
     SECTION 6.1, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a) OR (b), a compliance certificate of the chief financial officer or treasurer of the Borrower, in form and substance satisfactory to the Administrative Agent (the "COMPLIANCE CERTIFICATE"),
     (i) showing compliance by the Borrower with the covenants contained in
     SECTION 6.1 and (ii) setting forth the description of any Reduction Event occurring during such period and the aggregate amount of Net Cash Proceeds, dividends or other distributions received during such period with respect to any Reduction Event;

               (c) within ten (10) days after the filing thereof, copies of all reports which the Borrower sends to any of its stockholders, and copies of all registration statements, SEC Reports (or, in each case, any successor form) which the Borrower or any Subsidiary files with the SEC (and such similar filings with authorities in Canada, to the extent Canadian Assets constitute a portion of Additional Collateral) or any successor or analogous Governmental Authority (other than public offerings of securities under employee benefit plans or dividend reinvestment plans); PROVIDED that the Borrower shall have satisfied the foregoing requirement as to any report upon the Administrative Agent receiving such report from the Borrower in an electronic notification thereof to the Administrative Agent;

               (d) promptly after either of Moody's or Standard & Poor's has raised or lowered its credit rating of any of the First Mortgage Bonds or the credit facilities evidenced by the Loan Documents a notice as to such effect;

               (e) concurrently with the delivery thereof or promptly after receipt thereof, a copy of all notices to the trustee or the Borrower under the First Mortgage Indenture; and

               (f) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

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          5.3   PAYMENT AND PERFORMANCE OF OBLIGATIONS. Perform in all respects all of its obligations under the terms of agreements, indentures, mortgages, security agreements and other debt instruments to which it is party or bound, including, without limitation, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, fees or other charges imposed on it or on any of its properties by any Governmental Authority and all its other obligations of whatever nature except, in each case, where the amount or validity thereof is currently being diligently contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Subsidiaries, as the case may be, or where the failure to perform such obligations could not reasonably be expected to result in a Material Adverse Effect.

          5.4 MAINTENANCE OF EXISTENCE. Renew and keep in full force and effect its corporate existence, take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except to the extent such failure to maintain could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that any Subsidiary may merge, consolidate or amalgamate in accordance with SECTION 6.2 (and such transaction shall not constitute a breach of this SECTION 5.4).

          5.5 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary in its business in good working order and condition (ordinary wear and tear, and casualties, excepted), maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, and furnish to the Administrative Agent, upon request, full information as to the insurance carried including certified copies of policies and certificates of insurance from a nationally recognized insurance broker.

          5.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and accounts, in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit after reasonable notice representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and each Subsidiary with officers and employees of the Borrower and such Subsidiary and with their independent certified public accountants. All costs and expenses relating to any such visitation and inspection (i) in the case of a Lender, shall be borne by such Lender, and (ii) in the case of the Administrative Agent, shall be borne by the Administrative Agent unless a Default or an Event of Default shall have occurred and be continuing.

          5.7 NOTICES. (a) Within five (5) days after the Borrower knows with respect to any notice under clause (i) or within ten (10) days with respect to any other notice under this SECTION 5.7(a), give notice to the Administrative Agent and each Lender of:

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               (i)   the occurrence of any Default or Event of Default;

               (ii) any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary, or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any such Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

               (iii) any material labor dispute to which the Borrower or any Subsidiary may become a party and which involves any group of employees, any strikes or walkouts relating to any of its plants or facilities and the expiration or termination of any labor contract to which the Borrower or such Subsidiary is a party or by which the Borrower or such Subsidiary is bound and which dispute could reasonably be expected to have a Material Adverse Effect on the operations of the Borrower or such Subsidiary.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For the purposes of this SECTION 5.7(a), the Borrower shall be deemed to have knowledge when any officer of the Borrower charged with responsibility for any matter that is the subject of such notice requirement knows or should have known that such notice was required.

               (b) At least two (2) days prior to such event (to the extent practicable), give notice to the Administrative Agent of the occurrence of any Reduction Event (i) the Net Cash Proceeds, dividends or other distributions of which are (or are scheduled to be) in excess of $5,000,000 or (ii) together with any other concurrent or prior Reduction Event for which notice has not been given hereunder the aggregate Net Cash Proceeds, dividends or other distributions of which are (or are scheduled to be) in excess of $10,000,000.

          5.8 ENVIRONMENTAL LAWS. (a) Comply and cause its Subsidiaries to comply in all material respects with all applicable Environmental Laws and obtain and comply and cause its Subsidiaries to obtain and comply in all material respects with and maintain and cause its Subsidiaries to maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

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          5.9  ERISA. Establish, maintain and operate and cause each of its
Subsidiaries to establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          5.10 USE OF PROCEEDS. Use the proceeds of each extension of credit hereunder solely for the purposes set forth in SECTION 3.15. The Borrower acknowledges that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

          5.11 MARGIN STOCK. Not permit the aggregate value of margin stock (as defined in Regulation U) at any time owned or held by the Borrower or any of its Subsidiaries to exceed an amount equal to 25% of the value of all consolidated assets subject at such time to any "arrangement" (as such term is used in the definition of "indirectly secured" in Section 221.2 of Regulation U).

          5.12 MAINTAIN OWNERSHIP OF DOMESTIC UTILITY BUSINESS. (a) Maintain ownership, directly (and not through any Subsidiary), of all or substantially all of the assets of the Domestic Utility Business and (b) maintain the Lien of the First Mortgage Indenture on the Mortgaged Property (as defined in the First Mortgage Indenture) after the date the Lien of the First Mortgage Indenture is first applicable thereto.

          5.13 POST-CLOSING MATTERS. (a) Use its commercially reasonable efforts to, as promptly as practicable, obtain all necessary governmental and regulatory approvals (x) to add as additional property under the First Mortgage Indenture the tangible assets of each of the Borrower's operating divisions, to the extent necessary to cause the fair value of the Collateral Utility Business (including the fair value of such additional property (as evidenced by an appraisal dated within three months (or sooner if there has been a material adverse change affecting such additional property)) to be equal to or exceed 167% of the outstanding aggregate principal amount of First Mortgage Bonds then held by the Collateral Agent (such commercially reasonable efforts by the Borrower shall not require it or any of its subsidiaries to, among other things, (i) modify the conduct of its ordinary course of business in any material respect, (ii) divest itself of any significant assets or businesses, (iii) refund any amounts to any customers, or (iv) reduce its rates or other charges to its customers) (once the Borrower shall have caused such additional property to be added and caused such ratio described in clause (x) above to have been first met, the Borrower shall have no further obligation to add additional property under this clause).

               (b) Upon obtaining such governmental and regulatory approval, promptly cause such additional property to become subject to the lien of the First Mortgage Bond Indenture (on the same conditions as the conditions set forth in SECTION 4.1(i) AND (j) with respect to the initial Collateral Utility Business).

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               (c) As soon as available, but in any event within five (5)
     Business Days after the Closing Date, deliver to the Administrative Agent audited consolidated balance sheets of the Borrower as of December 31, 2002 and the related consolidated statements of income, retained earnings and cash flows for the fiscal year ended December 31, 2002, with accompanying notes thereon and reported on without qualification by KPMG LLP, in each case, such financial statements shall be identical, in all material respects, to the unaudited financial statements for the same periods delivered by the Borrower pursuant to SECTION 4.1 other than changes to the footnotes to reflect adjustment of short-term Debt to long-term Debt and to the footnotes to reflect changes resulting from the consummation of the transactions contemplated by the Loan Documents.

               (d) As soon as practicable, but in any event within sixty (60) Business Days after the Closing Date, deliver to the Administrative Agent copies of duly filed and recorded instruments of discharge and satisfaction relating to the Michigan Gas Utilities Indenture.

          5.14 CREDIT RATINGS. Maintain ratings by both Moody's and Standard & Poor's with respect to the credit facilities provided hereby (in each case, on a pro forma basis if prior to the issuance of the First Mortgage Bonds).

                          ARTICLE 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that for so long as the Commitments remain in effect, any Loan remains outstanding and unpaid, any Letter of Credit remains outstanding, or any Obligation is owing to any Lender, any Issuing Bank, the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not:

          6.1  FINANCIAL COVENANTS.

               (a) TOTAL CAPITALIZATION. Permit the ratio (expressed as a percentage) of Debt to Total Capital on the last day of any fiscal quarter to exceed 75% for the period ending September 30, 2003 or the period ending December 31, 2003 and 70% for any period after December 31, 2003.

               (b) COLLATERAL EBITDA TO INTEREST EXPENSE. Permit the ratio of
     (y) Collateral EBITDA to (z) the aggregate amount of interest expense (including participation fees with respect to Letters of Credit, but excluding the amortization of capitalized debt issuance costs associated with this Agreement) accrued on Debt relating to the assets constituting Indenture Collateral, including, without limitation, first mortgage bonds under the First Mortgage Indenture, in each case on the last day of any fiscal quarter of the Borrower for the period of four consecutive fiscal quarters then ending, to be less than (1) for the period ending September 30, 2003 or December 31, 2003, 1.05 to 1.00, (2) for the periods ending March 31, 2004 and June 30, 2004, 1.15 to 1.00, (3) for the period ending on September 30, 2004, 1.50 to 1.00, (4) for the period ending on December 31, 2004, 1.75 to 1.00, and (5) for any period ending thereafter, 2.00 to
     1.00 (notwithstanding the foregoing, (I) the aggregate amount of interest expense for

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     any period prior to March 31, 2004 shall be deemed to be equal to four times the aggregate amount of interest expense for most recently ended fiscal quarter and (II) with respect to any line of business which becomes a portion of the Collateral Utility Business after the date hereof, interest expense related thereto for any period prior to first anniversary of such line becoming a part of the Collateral Utility Business shall be deemed to be equal to four times the aggregate amount of such interest expense for most recently ended fiscal quarter).

               (c) DEBT TO EBITDA. Permit the ratio of (y) the aggregate principal amount of Debt relating to the assets constituting Indenture Collateral, including, without limitation, first mortgage bonds outstanding under the First Mortgage Bond Indenture, in each case on the last day of any fiscal quarter to (z) Collateral EBITDA for the period of four consecutive fiscal quarters then ending, to be more than (1) for the period ending September 30, 2003, 10.5 to 1.0; (2) for any period ending after October 1, 2003 to and including June 30, 2004, 9.5 to 1.0; and (3) for any period thereafter, 5.5 to 1.0.

          6.2 LIMITATION ON FUNDAMENTAL CHANGES. (a) Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all its property, business or assets or all or substantially all of the mortgaged property under the First Mortgage Indenture, except any Wholly-Owned Subsidiary (other than any Collateral Subsidiary) may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation).

               (b) So long as the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, as applicable, permit either Canadian Parent or ANCFC or any of their respective Subsidiaries to enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or any material portion of its property, business or assets, or sell, assign, transfer or otherwise dispose of any of the Capital Stock of any Subsidiary, except that (i) (A) any Subsidiary of a Canadian Parent or any Subsidiary of ANCMC may merge with or consolidate or amalgamate into, or sell or otherwise transfer assets to, either Canadian Parent or ANCMC or any other Wholly-Owned Subsidiary of either Canadian Parent or ANCMC (provided, in the case of a merger, consolidation or amalgamation, such Canadian Parent, ANCMC or Wholly-Owned Subsidiary, as applicable, is the surviving entity) or (B) ANCMC may merge with or consolidate or amalgamate into, or sell or otherwise transfer assets to (or ANCFC may sell all of the Capital Stock of ANCMC to), either Canadian Parent or any other Wholly-Owned Subsidiary of either Canadian Parent (provided, in the case of a merger, consolidation or amalgamation, such Canadian Parent or Wholly-Owned Subsidiary, as applicable, is the surviving entity), (ii) any Subsidiary of either Canadian Parent may sell inventory in the ordinary course of business,
     (iii) any Subsidiary of either Canadian Parent may sell, lease or otherwise dispose of machinery and equipment which has become uneconomic, obsolete or worn out and which is disposed of in the ordinary course of business and
     (iv) so long as (1) no Event of Default then exists, (2) each such

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     transaction is an arm's length transaction for fair value, (3) at least eighty percent (80%) of the purchase price therefor is in cash (or such lower percentage if such cash portion is sufficient to terminate the credit facilities provided hereby in full)(and such cash portion of the purchase price shall be payable at (or prior to) the time of such Disposition) and
     (4) the Net Cash Proceeds thereof are applied to the prepayment or reduction of or deposit as security for the credit facilities hereunder as provided in SECTION 2.7(b), if applicable, either Canadian Parent, ANCMC or any of their respective Subsidiaries may convey, sell, lease, assign, transfer or otherwise dispose of, all or any portion of its property, business or assets (including without limitation any Capital Stock of any Subsidiary).

               (c) So long as the Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement) remains subject to the Lien of the IPP Pledge Agreement, permit UtilCo Group Inc. or any of its Subsidiaries to enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or any portion of its property, business or assets, sell, assign, transfer or otherwise dispose of any of the Capital Stock of any Subsidiary, except that (i) any Subsidiary of UtilCo Group Inc. may merge with or consolidate or amalgamate into, or sell or otherwise transfer assets to, UtilCo Group Inc. or any other Wholly-Owned Subsidiary of UtilCo Group Inc. (provided, in the case of a merger, consolidation or amalgamation, UtilCo Group Inc. or such Wholly-Owned Subsidiary, as applicable, is the surviving entity), (ii) Onondaga Cogeneration Limited Partnership or Topsham Hydroelectric Generating Facility Trust No. 2 may sell inventory in the ordinary course of business or sell, lease or otherwise dispose of machinery and equipment which has become uneconomic, obsolete or worn out and which is disposed of in the ordinary course of business, (iii) so long as (1) no Event of Default then exists, (2) such transaction is an arm's length transactions for fair value, (3) at least eighty percent (80%) of the purchase price therefor is in cash (and such cash portion of the purchase price shall be payable at (or prior to) the time of such Disposition) and (4) the Net Cash Proceeds thereof are applied to the prepayment or reduction of or deposit as security for the credit facilities hereunder as provided in SECTION 2.7(b), if applicable, UtilCo Group Inc. or any of its Subsidiaries may convey, sell, lease, assign, transfer or otherwise dispose of, all or any portion of its property, business or assets (including without limitation any Capital Stock of any Subsidiary), (iv) so long as MEP Pleasant Hill, LLP is not then a Subsidiary of the Borrower, this clause (c) shall not apply to the sale or other Disposition of any Capital Stock or other Investment in, or any of the assets of, MEP Pleasant Hill, LLP, and (v) if MEP Pleasant Hill, LLP is then a Subsidiary of the Borrower, MEP Pleasant Hill, LLP may merge with and into, and its assets may be sold or otherwise transferred (directly or in a series of related transactions) to, the Borrower.

          6.3 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except for transactions providing services (including, without limitation, group purchases of equipment or energy) at cost to any Subsidiary or Affiliate, enter into, or permit any Subsidiary to enter into, any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower (or such Subsidiary) than it would have obtained in a comparable arm's-length transaction with a Person which is not an Affiliate.

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          6.4  LIMITATION ON LIENS. Create, incur, assume or suffer to exist, and shall not permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

          6.5 AMENDMENTS OF ORGANIZATIONAL DOCUMENTS. (a) Amend, modify or change its articles of incorporation or bylaws in any manner that could reasonably be expected to result in a Material Adverse Effect.

               (b) So long as the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, as applicable, permit either Canadian Parent or ANCMC or any of their respective Subsidiaries to amend, modify or change its articles of incorporation or bylaws in any manner that could reasonably be expected to result in an adverse effect on the validity or enforceability of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement or the value of the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement); or

               (c) So long as Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement) remains subject to the Lien of the IPP Pledge Agreement, permit UtilCo Group Inc. or any of its Subsidiaries to amend, modify or change its articles of incorporation or bylaws in any manner that could reasonably be expected to result in an adverse effect on the validity or enforceability of the IPP Pledge Agreement or the value of the Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement).

          6.6 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist, and shall not permit any Subsidiary to create, incur, assume or suffer to exist, any Guarantee Obligation except:

               (a) guarantees of obligations to third parties made in the ordinary course of business not relating to Debt;

               (b) Guarantee Obligations existing on the date hereof;

               (c) Guarantee Obligations which by their terms (either mandatorily or at the unfettered option of the Borrower) are payable solely in Capital Stock (other than Mandatory Redeemable Stock) of the Borrower PROVIDED that the Borrower agrees that so long as this Agreement is in effect to cause any payment under any such outstanding obligation to be made only in such Capital Stock; and

               (d) Guaranteed Obligations permitted pursuant to SECTION 6.10(g) or (j);

provided that (y) so long as Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement) remains subject to the Lien of the IPP Pledge Agreement, neither UtilCo Group Inc. nor any of its Subsidiaries shall create, incur or assume any Guarantee Obligations in respect of the Borrower or any of its Subsidiaries other than UtilCo Group Inc. or any of its Subsidiaries or

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Affiliates and (z) so long as the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, neither Canadian Parent, ANCMC nor any of their respective Subsidiaries shall create, incur or assume any Guarantee Obligations in respect of the Borrower or any of its Subsidiaries other than either Canadian Parent, ANCMC and their respective Subsidiaries.

          6.7 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of, and shall not permit any Subsidiary to convey, sell, lease, assign, transfer or otherwise dispose of any of, its property, business or assets (including, without limitation, tax benefits, receivables and leasehold interests), whether now owned or hereafter acquired except:

               (a) for the sale or other disposition of any property that, in the reasonable judgment of the Borrower, has become uneconomic, obsolete or worn out, and which is disposed of in the ordinary course of business;

               (b) for sales of inventory made in the ordinary course of business;

               (c) that (i) any Subsidiary of the Borrower (other than a Collateral Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Subsidiary of the Borrower and any Subsidiary of the Borrower (other than a Collateral Subsidiary) may sell or otherwise dispose of, or part with control of any or all of, the stock of any Subsidiary to a Subsidiary of the Borrower or a Subsidiary of the Borrower may merge with the Borrower or another Subsidiary (so long as the Borrower or such Subsidiary, as applicable, is the surviving corporation) and (ii) any Collateral Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the extent expressly permitted pursuant to SECTION 6.2(b) OR (c), as applicable;

               (d) for sales or dispositions by the Borrower or any of its Subsidiaries (other than any Collateral Subsidiaries) after the date hereof, PROVIDED that (i) no Event of Default then exists or would result therefrom, (ii) such sale or other disposition shall be made for fair sale value on an arm's-length basis, (iii) in the case of Indenture Collateral, at least eighty percent (80%) of the purchase price therefor shall be paid in cash (and such cash portion of the purchase price shall be payable at (or prior to) the time of such Disposition), and (iv) the Borrower shall comply with SECTION 2.7, if applicable; and

               (e) cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights of way and similar rights or interests;

               (f) grant easements, ground leases or rights-of-way in, upon, over or across property or rights-of-way, PROVIDED such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held, or

               (g) for operating leases entered into ordinary course of business with respect to surplus machinery and equipment or office space.

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          6.8  LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make, and shall not permit any Subsidiary to make, any advance, loan, extension of credit (excluding Guarantee Obligations but including any payment by a guarantor thereunder) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other securities of, or purchase all or a material part of a business unit or line of business of (or all or substantially all the assets of), or make any other investment in, any Person (any of the foregoing, an "INVESTMENT"), except:

               (a) (i) extensions of trade credit in the ordinary course of business and (ii) Investments (including reinvestments thereof by any intermediate Subsidiary) to the extent the ultimate proceeds thereof are applied to maintenance capital expenditures required to comply with SECTION
     5.5 for merchant generation plants of any Wholly-Owned Subsidiary;

               (b) Investments of the Borrower or any Subsidiary existing on the date hereof in any Subsidiary (and (i) the Borrower or any Wholly-Owned Subsidiary may acquire such Investment in any Subsidiary (other than a Collateral Subsidiary) and (ii) any Collateral Subsidiary may acquire any Investment in a Collateral Subsidiary to the extent expressly permitted pursuant to SECTION 6.2(b) or (c), as applicable);

               (c) the Borrower may acquire all or a material part of any domestic regulated business, provided that the aggregate principal amount of Debt incurred or assumed by the Borrower and its Subsidiaries in connection with such acquisition (together with the aggregate principal amount of Indebtedness of such acquired Person) shall not exceed fifty percent (50%) of the lesser of the fair value or cost of such acquired assets (and, to the extent such Debt is incurred in connection with such acquisition or in contemplation of such acquisition, such Debt shall not have a scheduled maturity, or require any principal payment (other than scheduled amortization payments of not more than $10,000,000 in the aggregate for all such Debt), prior to six months after the Maturity Date);

               (d) the Borrower and its Subsidiaries may invest in, acquire and hold Cash Equivalents;

               (e) the Borrower or any of its Subsidiaries may make travel and entertainment advances, relocation loans and payroll advances in the ordinary course of business to officers and employees of the Borrower or any such Subsidiary;

               (f) Investments of the Borrower or any Subsidiary existing on the date hereof and the receipt of any additional securities constituting payments in kind on such existing Investments;

               (g) Investments in obligations arising out of bankruptcy of customers and suppliers;

               (h) subject to SECTIONS 6.2 and 6.7, (as applicable) Investments consisting of non-cash consideration received in connection with sales of assets;

               (i) any of the following,

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                    (i)   Investments by either Canadian Parent, ANCMC or any of
               their respective Subsidiaries in either Canadian Parent, ANCMC or any of their respective Subsidiaries,

                    (ii) Investments in either Canadian Parent, ANCMC or any of their respective Subsidiaries to the extent that the proceeds thereof are applied to refinance the principal amount of any Indebtedness of such entity owing to an un-Affiliated entity existing on the date hereof,

                    (iii) Investments in either Canadian Parent, ANCMC or any of their respective Subsidiaries the proceeds of which are used for Capital Expenditures with respect to utility assets of any Subsidiary of Canadian Parent to the extent that the aggregate amount of such Investments made pursuant to this clause (iii) plus the aggregate principal amount of Debt incurred under clause
               (f) of Section 6.10 does not exceed (1) from the period from the date hereof to and including December 31, 2003, $75,000,000, (2) for the fiscal year ending December 31, 2004, $95,000,000, and
               (3) thereafter $95,000,000 (provided that if the aggregate amount of Capital Expenditures for any fiscal year is less than the amount of related Investments permitted for such fiscal year, then the shortfall may be added to the amount permitted for the immediately succeeding (but not any other) fiscal year), and

                    (iv) any other Investments in either Canadian Parent, ANCMC or any of their respective Subsidiaries;

provided that if an Investment may fall within clause (iii) or (iv) above, the Borrower may designate which clause applies to such Investment (which designation may be changed from time to time);

               (j) Investments in a Wholly-Owned Subsidiary of Borrower in furtherance of the winding down or exiting of the operations of the unregulated merchant energy business or operations of Borrower and its Subsidiaries;

               (k) in connection with cash management and tax efficient financing of the Borrower and its Subsidiaries in the ordinary course of business consistent with past practice, Investments by the Borrower or any Subsidiary of the Borrower in the Borrower or any Subsidiary of the Borrower (other than UCS Holdings LLC or any of its Subsidiaries), PROVIDED that the proceeds thereof shall not be used to finance any capital expenditure; and PROVIDED FURTHER that:

                    (i) so long as the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, as applicable, (x) in the case of Investments made by either Canadian Parent, ANCMC or any Subsidiary of any thereof in Borrower or any Subsidiary of Borrower which is not either Canadian Parent, ANCMC or any of their respective Subsidiaries, the then aggregate outstanding amount of

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               such Investments shall not exceed the then aggregate outstanding amount of Investments made after the date hereof in the Canadian Parent, ANCMC and their respective Subsidiaries pursuant to this subparagraph by the Borrower or a Subsidiary of Borrower which is not either Canadian Parent, ANCMC or any of their respective Subsidiaries, (y) such Investments (taken as a whole) shall not materially adversely affect the collateral value of the Canadian Parent and their respective Subsidiaries taken as a whole (or materially adversely effect the rights and remedies of the Collateral Agent with respect thereto) and (z) such Investment made in either Canadian Parent, ANCMC or any Subsidiary shall not be repaid unless, after giving effect to such repayment, at least one dollar of additional Investments may be made by the Canadian Parent, ANCMC and their respective Subsidiaries in compliance with clause (x) above and no Event of Default then exists; and

                    (ii) so long as the Pledged Equity Interest (as such term is defined in the IPP Pledge Agreement) remains subject to the Lien of the IPP Pledge Agreement, (x) in the case of Investments made by UtilCo Group Inc. or any of its Subsidiaries in Borrower or any Subsidiary of Borrower which is not UtilCo Group Inc. or any of its Subsidiaries, the then aggregate outstanding amount of such Investments shall not exceed the then aggregate outstanding amount of Investments made after the date hereof in UtilCo Group Inc. and its Subsidiaries pursuant to this subparagraph by the Borrower or a Subsidiary of Borrower which is not UtilCo Group Inc. or any of its Subsidiaries, (y) such Investments (taken as a whole) shall not materially adversely affect the collateral value of UtilCo Group Inc. and its Subsidiaries taken as a whole (or materially adversely effect the rights and remedies of the Collateral Agent with respect thereto) and (z) such Investment made in UtilCo Group Inc. or any of its Subsidiaries shall not be repaid unless, after giving effect to such repayment, at least one dollar of additional Investments may be made by UtilCo Group Inc. and its Subsidiaries in compliance with clause (x) above and no Event of Default then exists;

               (l) other Investments of the Borrower or any Subsidiary after the date hereof of not more than $10,000,000 in the aggregate;

               (m) Investments required to complete the construction of the electric generating facility located in Piatt County, Illinois in an amount not to exceed $25,000,000;

               (n) Investments in an amount not to exceed $15,000,000 in the aggregate with respect to UCS Holdings, LLC and its Subsidiaries;

               (o) Investments the Borrower or any Subsidiary is contractually obligated to make on the date hereof;

               (p) Investments of the Borrower or any Subsidiary (other than any Collateral Subsidiary) in UtiliCorp Australia Inc. provided that the proceeds thereof are

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     applied to the repayment of the obligations of UtiliCorp Australia Inc.
     under the 364-Day Credit Agreement; and

               (q) Investments of the Borrower or any of its Subsidiaries (other than any Collateral Subsidiary (other than Investments from proceeds received by Collateral Subsidiaries from Investments to Collateral Subsidiaries for such purpose)) to the extent such proceeds are used to cause MEP Pleasant Hill, LLC to become a Subsidiary of the Borrower; PROVIDED that the Borrower shall promptly cause substantially all of the assets of MEP Pleasant Hill, LLC to be transferred to the Borrower (either directly or through a series of related transactions) for the purpose of causing such assets to become utility assets.

          6.9 LIMITATION ON DIVIDENDS AND STOCK REPURCHASES. Declare any dividends other than dividends paid in kind on any shares of any class of Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (all of the foregoing being referred to herein as "RESTRICTED PAYMENTS"); except that the Borrower may make Restricted Payments on or with respect to its Capital Stock so long as, after giving effect to such Restricted Payments, (i) no Default or Event of Default shall have occurred and be continuing or shall result therefrom and (ii) the Borrower's senior unsecured credit rating is at least Ba2 from Moody's and BB from Standard & Poor's.

          6.10 LIMITATION ON INDEBTEDNESS OR MANDATORY REDEEMABLE STOCK. Create, incur, issue, assume or suffer to exist, and shall not permit any Subsidiary to create, incur, issue, assume or suffer to exist, any Indebtedness or Mandatory Redeemable Stock (including any Indebtedness or Mandatory Redeemable Stock of any of its Subsidiaries), except:

               (a) Debt of the Borrower under this Agreement;

               (b) Debt of UtiliCorp Australia, Inc. under the 364-Day Credit Agreement;

               (c) Indebtedness of the Borrower or any Subsidiary to the extent such Investment is permitted to exist under SECTION 6.8;

               (d) Indebtedness consisting of reimbursement obligations under surety, indemnity, performance, release and appeal bonds and guarantees thereof and letters of credit required in the ordinary course of business or in connection with the enforcement of rights or claims of the Borrower or its Subsidiaries (but not in connection with Debt);

               (e) Non-Recourse Debt of any Subsidiary (other than so long as the Pledged Equity Interest (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, as applicable, the Canadian Parents, ANCMC or any of their respective Subsidiaries);

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               (f) Debt of either Canadian Parent or any of their respective
     Subsidiaries, in excess of amounts outstanding on the date hereof, the proceeds of which are used for Capital Expenditures with respect to utility assets of any Subsidiary of Canadian Parent; PROVIDED that the aggregate principal amount of such incremental Debt, together with the aggregate amount of Investments made pursuant to clause (iii) of Section 6.8(i), does not exceed (1) from the period from the date hereof to and including December 31, 2003, $75,000,000, (2) for the fiscal year ending December 31, 2004, $95,000,000, and (3) thereafter $95,000,000 (provided that if the aggregate amount of Capital Expenditures for any fiscal year is less than the amount of related Investments permitted for such fiscal year, then the shortfall may be added to the amount permitted for the immediately succeeding (but not any other) fiscal year);

               (g) [Intentionally Omitted];

               (h) Indebtedness outstanding on the date hereof, provided that, to the extent constituting Debt or Mandatory Redeemable Stock, such Indebtedness is set forth on SCHEDULE 6.10 hereto;

               (i) Debt of the Borrower evidenced by additional first mortgage bonds under the First Mortgage Indenture PROVIDED that (i) such first mortgage bonds shall not be issued until after the Rate Reduction Date and
     (ii) such first mortgage bonds are issued (y) in compliance with SECTION
     4.02 or 4.04 of the First Mortgage Indenture or (z) in a refinancing of existing First Mortgage Bonds pursuant to SECTION 4.03 of the First Mortgage Indenture;

               (j) Debt incurred to provide all or a portion of the purchase price or costs of construction of fixed assets; PROVIDED that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset and (ii) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $10,000,000 at any one time;

               (k) Debt of the Borrower secured by accounts receivable of the Borrower in an aggregate outstanding principal amount not to exceed $200 million at any one time;

               (l) Debt incurred or assumed in connection with a transaction expressly permitted pursuant to SECTION 6.8(c); PROVIDED such Indebtedness complies with the terms of SECTION 6.8(c);

               (m) Refinancings, replacements and extensions by the obligor thereof of any Debt under clause (e), (f), (g), (h), (i), (j) or (l) above so long as (i) the principal of the Debt so refinanced, replaced or extended is not increased as a result thereof (plus any premiums required to be paid to such existing debtholders in connection with such refinancing) and (ii) in the case of any refinancing or replacement of Non-Recourse Debt, after giving effect thereto, such Indebtedness constitutes Non-Recourse Debt; and

               (n) Indebtedness not otherwise permitted by the preceding clauses of this SECTION 6.10 not exceeding $50,000,000 in aggregate principal amount at any one

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     time outstanding (and which may include Guaranteed Obligations of the
     Borrower with respect to Indebtedness of a Subsidiary);

PROVIDED that, notwithstanding the foregoing, the Borrower shall not incur, issue or assume any Debt or Mandatory Redeemable Stock after the date hereof pursuant to clauses (i), (l) (to the extent required pursuant to SECTION 6.8), or (m) (other than with respect to either Canadian Parent, ANCMC or any of their Subsidiaries) above which has a scheduled maturity, or requires any principal payment (other than scheduled amortization payments of not more than $10,000,000 in the aggregate for all such Debt), prior to six months after the Maturity Date.

          6.11 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property, in an aggregate amount for all such property exceeding $10,000,000, which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

          6.12 PAYMENT RESTRICTIONS. Enter into or suffer to exist, and shall not permit any Collateral Subsidiary to enter into or suffer to exist, any agreement or other consensual encumbrance or restriction (i) which constitutes a loss of control by any Credit Party in its Subsidiaries (to the extent such Subsidiaries are Collateral Subsidiaries) or by any Collateral Subsidiary of any of its Subsidiaries in which it has such control as of the date hereof (for purposes of this clause (i), "CONTROL" shall mean the ability to direct the daily operations of such entity, including the ability to direct that such entity take the any action contemplated in clause (ii) hereof) or (ii) which prohibits or limits the ability of any of the Borrower or any Collateral Subsidiary to make loans, payments or dividends to or investments in, or to transfer assets to, the Borrower or any of its Collateral Subsidiaries, other than (a) any such agreement, encumbrance or restriction contained in this Agreement, the Collateral Documents, the First Mortgage Indenture or the Bond Collateral Agreement, (b) any such agreement, encumbrance or restriction contained in any industrial revenue bonds, purchase money mortgages, development financing, operating leases entered into in the ordinary course of business, acquisition agreements or Financing Leases, in each case permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed, acquired or leased thereby), (c) any such agreement, encumbrance or restriction contained in any loan agreement or other financing document entered into with respect to Non-Recourse Debt or Debt of Subsidiaries (other than industrial revenue bonds, purchase money mortgages, development financing or Financing Leases) permitted to be incurred pursuant to
SECTION 6.10, (d) customary provisions in any contract entered into in the ordinary course of business (including any licensing agreement, management agreement or franchise agreement) restricting assignments of such contract; or
(e) restrictions existing on the date hereof.

          6.13 LIMITATION ON BUSINESSES. Enter into or engage in any business, either directly or through any Subsidiary, except for businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date hereof or other business activities reasonably incidental or related to any of the foregoing.

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          6.14 LIMITATION ON CERTAIN AMENDMENTS. Amend, modify or change, or consent to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any such Indebtedness in any manner which would (i) create or accelerate any amortization of the principal thereof prior to the sixth month after the Maturity Date, (ii) result in the maturity being earlier than six months after the Maturity Date, or (iii) increase the amount of any payment or prepayment of principal thereof (to earlier than six months after the Maturity Date) or increase the rate of interest thereon.

          6.15 LIMITATIONS ON SUBSIDIARIES' EQUITY INTERESTS. (a) Permit any Subsidiary to issue any preferred Capital Stock or any redeemable common stock other than (i) issuances of preferred Capital Stock in payment of regularly accruing dividends on theretofore outstanding shares of such preferred Capital Stock, (ii) in connection with Investments made pursuant to SECTION 6.8(i), (j) or (k) and (iii) as permitted under this Section 6.15 below.

               (b) so long as the Pledged Equity Interests (as such term is defined in the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement) remains subject to the Lien of the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement, permit either Canadian Parent, ANCMC or any Subsidiary thereof (i) to issue Capital Stock (preferred or otherwise) to any Person other than the Borrower or any of its Subsidiaries unless such issuance is in an arm's length transaction for fair value and the Net Cash Proceed thereof received by the Borrower, Aquila Canada Holdings, Inc. or ANCFC are received at (or prior to) the time of such issuance and are concurrently applied to the repayment of the Term Loans in an amount sufficient to cause, after giving effect to such payment, the fair value of the Collateral Utility Business to be equal to or exceed 167% of the outstanding aggregate principal amount of First Mortgage Bonds then held by the Collateral Agent, (ii) to issue any Capital Stock to the Borrower or any Subsidiary of Borrower which is not either Canadian Parent, ANCMC or a Subsidiary thereof unless such Capital Stock shall be pledged to the Collateral Agent pursuant to the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement or (iii) other than Debt incurred pursuant to
     SECTION 6.8(i) (but including, however, Debt incurred pursuant to clause
     (iv) thereof), SECTION 6.8(l) or SECTIONS 6.10(f), to incur any Debt owing to the Borrower or any Subsidiary of Borrower which is not either Canadian Parent, ANCMC or a Subsidiary thereof in excess of $15,000,000, in the aggregate for all such entities, unless such Debt shall be pledged to the Collateral Agent pursuant to the Canadian Pledge Agreement or the ANCMC Canadian Pledge Agreement.

               (c) so long as the Pledged Equity Interests (as such term is defined in the IPP Pledge Agreement) remains subject to the Lien of the IPP Pledge Agreement, permit UtilCo Group Inc. or any Subsidiary thereof (i) to issue Capital Stock (preferred or otherwise) to any Person other than the Borrower or any of its Subsidiaries unless such issuance is in an arm's length transaction for fair value and the Net Cash Proceeds thereof received by the Borrower or any of its Subsidiaries are received at (or prior to) the time of such issuance and are concurrently applied to the repayment of the Term Loans (to the extent not applied to the loans under the 364-day Credit Agreement), (ii) to issue any Capital Stock to the Borrower or any Subsidiary of Borrower which is not UtilCo Group Inc. or a Subsidiary thereof unless such Capital Stock shall be pledged to the Collateral Agent pursuant to the IPP Pledge Agreement or (iii) other than Debt incurred pursuant to

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     SECTION 6.8(l), to incur any Debt owing to the Borrower or any Subsidiary of Borrower which is not UtilCo Group Inc. or a Subsidiary thereof in excess of $10,000,000, in the aggregate for all such entities, unless such Debt shall be pledged to the Collateral Agent pursuant to the IPP Pledge Agreement.

          6.16 LIMITATION ON RELEASE OF MORTGAGED PROPERTY; LIMITATION IN RESPECT OF INSURANCE. Release Mortgaged Property (as defined in the First Mortgage Indenture) from the lien of the First Mortgage Indenture if the Required Collateral Value Ratio is not met, other than (i) releases of such Mortgaged Property pursuant to and in accordance with Section 7.02 of the First Mortgage Indenture, (ii) releases of property or other assets that are disposed of in accordance with SECTION 6.7(d) and, if in connection with any such disposition and the related release, the Borrower deposits with the trustee under the First Mortgage Indenture cash that would otherwise constitute Net Cash Proceeds, releases of such cash pursuant to and in accordance with the First Mortgage Indenture, (iii) releases of proceeds of insurance (and/or moneys of the Borrower in lieu thereof or in addition thereto and for the purposes thereof) held under the First Mortgage Indenture in accordance with the First Mortgage Indenture which reimburse the Borrower for amounts spent in the rebuilding or renewal of property destroyed or damaged (including, without limitation, for property rebuilt, restored or replaced) and, if following the completion of any such rebuilding or renewal, any of such insurance proceeds (and/or such moneys of the Borrower) remain unspent, releases of such unspent proceeds (and/or such unspent money of the Borrower) pursuant to and in accordance with the First Mortgage Indenture, or (iv) releases of such Mortgaged Property pursuant to and in accordance with Section 7.05, 7.06 or 7.08(g) of the First Mortgage Indenture provided that such cash (or Net Cash Proceeds) are applied to the prepayment of the credit facilities as required pursuant to
SECTION 2.7(b).

          6.17 HEDGING ARRANGEMENTS; FORWARD SALE OR PURCHASE CONTRACTS. (a) Enter into, and shall not permit any Subsidiary to enter into, any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, or other interest rate hedge or arrangement, or any other agreement or arrangement designed to limit or eliminate the risk or exposure to fluctuations in currency exchange rates, or fuel or other commodity prices, other than (i)
(A) any such agreement or arrangement entered into in the ordinary course of business to hedge or mitigate risks to such which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and (B) not for speculative purposes or (ii) in the case of agreements or arrangements relating to interest rates, entered into to take advantage of reduced interest rates by converting fixed rate obligations into floating rate obligations; or (b) enter into, and shall not permit any Subsidiary to enter into, any forward purchase and/or sale, or other forward acquisition or disposition, of energy or transmission rights, or any energy tolling transactions, as seller of tolling services, in each case, other than any purchase, sale or other transaction entered into in the ordinary course of the Borrower's or any Subsidiary's business and not for speculative purposes.

          6.18 LIMITATION ON AMENDMENTS OR SUPPLEMENTS TO THE FIRST MORTGAGE INDENTURE. Amend, modify or supplement the First Mortgage Indenture, except to
(a) supplement such Indenture to establish the terms of any series of first mortgage bonds to be issued thereunder that are permitted to be issued under
SECTION 6.10(i), (b) amend or supplement such Indenture for the purpose of conveying, transferring or assigning to the trustee thereunder

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additional property for the purpose of subjecting such property to the lien of such Indenture subject to the terms of Section 6.16, or (c) amend or supplement the First Mortgage Indenture pursuant to and as permitted by Section 13.01(h) thereof, PROVIDED that in each such case such amendment or supplement will not adversely affect the First Mortgage Bonds or (d) amend or supplement the First Mortgage Indenture pursuant to Section 13.02 thereof.

          6.19 PROHIBITION ON LIENS ON INDENTURE COLLATERAL AND ADDITIONAL COLLATERAL. Grant any Lien on (a) any Indenture Collateral other than Permitted Liens (as defined in such Indenture) which are Permitted Liens hereunder or (b) any Additional Collateral other than Permitted Liens of the type set forth in clauses (a) or (r) of the definition of Permitted Liens herein; PROVIDED that, in either case, the Borrower may grant a nonpossessory lien on any such Collateral subordinate to the Lien of the First Mortgage Indenture, the Canadian Pledge Agreement, the ANCMC Canadian Pledge Agreement or the IPP Pledge Agreement in order to secure any gas prepayments outstanding as of the date hereof so long as the holder of such lien (for itself and its successors and assigns) irrevocably agrees not to take any action with respect to such lien (including, without limitation, any enforcement, collection or realization on collateral action, but excluding filing of financing statements to the extent necessary to perfect such lien) until after the Loans, LC Disbursements and all other Obligations are repaid in full, all Letters of Credit are terminated or otherwise cancelled and the credit facilities hereunder are terminated (such forbearance agreement to be pursuant to a written agreement in form and substance reasonably satisfactory to the Administrative Agent).

          6.20 OTHER INDENTURES. (a) Subject any additional assets (other than pursuant to the any after-acquired or similar clause) to the Lien of, or issue additional bonds under, the St. Joseph Power & Light Indenture.

               (b) Subject any additional assets (other than pursuant to the any after-acquired or similar clause) to the Lien of, or issue additional bonds under, the Michigan Gas Utility Light Indenture.

               (c) Subject any additional assets (other than pursuant to the any after-acquired or similar clause) to the Lien of, or issue additional bonds under, the UtiliCorp Indenture.

          6.21 LIMITATION ON OTHER LIENS. Subject any Indenture Collateral to any lien securing Debt other than (i) the Lien of the First Mortgage Indenture,
(i) the Lien of the St. Joseph Power & Light Indenture listed in Schedule 6.4, and (ii) Liens with respect to purchase money Indebtedness, PROVIDED that the aggregate outstanding amount of all such Indebtedness shall not exceed $10,000,000.

          6.22 MEP PLEASANT HILL, LLC. Create, incur, assume, or make, and shall not permit any Subsidiary to create, incur, assume or make, any Guaranteed Obligation or Investment in or with respect to MEP Pleasant Hill, LLC or any of its Subsidiaries, other than pursuant to SECTION 6.8(l), unless such entity becomes a Subsidiary of the Borrower.

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                          ARTICLE 7. EVENTS OF DEFAULT

          7.1 EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

               (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; the Borrower shall fail to pay any LC Disbursement (directly or through an LC Loan) within ten (10) Business Days after such amount becomes due in accordance with SECTION 2.5(e); or the Borrower shall fail to pay any interest on any Loan, or any fee or any other amount payable hereunder or any other Loan Document, within three (3) days after any such interest, fee or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by any Credit Party herein or in any other Loan Document or in any certificate, document or other instrument delivered by any Credit Party under this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

               (c) The Borrower shall default in the observance or performance of any agreement contained in Article 6; or

               (d) Any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement, any other Loan Document or the First Mortgage Indenture, and such default shall continue unremedied for a period of thirty (30) days after the earlier of notice thereof being provided by the Administrative Agent or the Required Lenders or discovery thereof by a Responsible Officer of the Borrower; or

               (e) Any Credit Party or any Material Subsidiary shall (A) default in any payment (regardless of amount) of principal of, premium, if any, or interest on any Debt having an aggregate principal amount in excess of $40,000,000 (other than the Loans) beyond the grace period, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice, if required, such Indebtedness to become due prior to its stated maturity; PROVIDED that any such default by any Credit Party or any Material Subsidiary under Non-Recourse Debt will not constitute an Event of Default unless such default also constitutes a default under other recourse Indebtedness of any Credit Party or such Material Subsidiary in an aggregate outstanding principal amount of $40,000,000 or more; or

               (f) (i) Any Credit Party or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or

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     relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any such Material Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any such Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or un-bonded for a period of 60 days; or (iii) there shall be commenced against any Credit Party or any such Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Credit Party or any such Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any such Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) Any Person shall engage in any nonexempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, any Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such plan for purposes of Title IV of ERISA, (iv) any Pension Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Pension Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

               (h) One or more judgments or decrees shall be entered against any Credit Party or any Material Subsidiary involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $40,000,000 or more and sufficient judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof to reduce such amount to less than $40,000,000; or

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               (i) (x) The Canadian Pledge Agreement, the ANCMC Canadian Pledge
     Agreement, the IPP Pledge Agreement, the Bond Collateral Agreement, the First Mortgage Indenture or the Supplemental Indenture shall cease, for any reason, to be, or shall be asserted in writing by any Credit Party not to be, in full force and effect, other than pursuant to the terms thereof and hereof, (y) the Lien created thereby shall cease to be, or shall be asserted in writing by any Credit Party not to be, enforceable and of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the collateral thereunder, other than pursuant to the terms thereof and hereof, or (z) there shall occur an "Event of Default" under the First Mortgage Indenture;

               (j) Any Event of Default (as such term is defined in the 364-Day Credit Agreement ) shall occur; or

               (k) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate, the Loans and LC Disbursements hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes shall immediately become due and payable, and the Borrower shall without further action be obligated to fund the Cash Collateral Account as set forth in Section 2.5(j), and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Administrative Agent may, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to the Borrower, declare the Loans, LC Disbursements hereunder and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Without limiting any other right or remedy, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to request, and the Borrower shall promptly, and in any event within thirty (30) days of such request, cause to be delivered, an appraisal of all or any portion of collateral securing the credit facilities hereunder as the Collateral Agent may designate, in form and substance and by an appraiser acceptable to the Collateral Agent.

                              ARTICLE 8. THE AGENTS

          8.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints CSFB as Administrative Agent and as Collateral Agent (for purposes of this Article 8, collectively, the "AGENTS"), and to act as its agent under this Agreement and the other Loan Documents. Each such Lender irrevocably authorizes each Agent, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender further authorizes and directs each Agent to execute

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and deliver releases (or similar agreements) to give effect to the provisions of this Agreement and the other Loan Documents, including specifically, without limitation, the provisions of SECTION 6.7 hereof. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement or any other Loan Document.

          8.2 DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.3 EXCULPATORY PROVISIONS. No Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties, made by the Borrower or any officer or any of them contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by either Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Subsidiary.

          8.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note or any loan account in the Register as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining

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from acting, under this Agreement, the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the amounts owing hereunder.

          8.5 NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that no Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by either Agent to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or furnished to the Administrative Agent for the account of, or with a counterpart or copy for, each Lender, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of either Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          8.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent and Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) and their respective directors, officers, employees and agents, ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments,

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suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of all amounts owing hereunder) be imposed on, incurred by or asserted against such Agent or Issuing Bank in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Issuing Bank under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's or Issuing Bank's gross negligence, willful misconduct or bad faith. The agreements in this Section shall survive the payment of the Obligations hereunder.

          8.8 AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Subsidiary as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon ten days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall, with the consent of the Borrower (which consent shall not be unreasonably withheld and shall not be required if an Event of Default shall have occurred that is continuing) appoint a successor administrative agent, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor Administrative Agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of any amounts payable hereunder. After any retiring or terminated Administrative Agent's resignation or termination, as the case may be, as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                            ARTICLE 9. MISCELLANEOUS

          9.1 AMENDMENTS AND WAIVERS. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of the Lenders or of the Borrower hereunder, (b) enter into with the Borrower written amendments, supplements or modifications to the other Loan Documents for the purpose of adding provisions

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to such other Loan Documents or changing in any manner the rights of the Lenders or the Borrower thereunder or (c) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED that no such waiver and no such amendment, supplement or modification (i) shall reduce the principal amount or extend the scheduled date of maturity of the Loan or LC Disbursement of any Lender or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case, without the consent of such Lender,
(ii) shall amend, modify or waive any provision of this Section, SECTION 2.13 in a manner that would alter the pro rata sharing payments required by SECTION
2.13, SECTION 2.7(c) or 2.13 in a manner that would eliminate or limit a Lender's right to reject prepayments under SECTION 2.7(c), or vary any provision of this Agreement or any other Loan Document which specifically by its terms requires the approval or consent of all the Lenders or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release any material portion of the Collateral (other than in accordance with the terms of the Loan Documents), in each case, without the written consent of all the Lenders, or (iii) shall amend, modify or waive any provision of ARTICLE 8 or any other provision in any Loan Document governing the rights or obligations of the Issuing Banks, the Administrative Agent or the Collateral Agent without the written consent of the then Administrative Agent, the Collateral Agent or such Issuing Bank, as applicable. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          9.2 NOTICE. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by mail, when received, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower or the Administrative Agent, and as set forth in Schedule I in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the amounts payable hereunder:

          Borrower:               Aquila, Inc.
                                  20 West Ninth Street
                                  Kansas City, Missouri 64105
                                  Attention:  Treasurer
                                  Telecopy No. (816) 467-3591

          Administrative Agent:   Credit Suisse First Boston
                                  Eleven Madison Avenue

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                                  New York, New York 10010-3629
                                  Attention:  Agency Department Manager
                                  Telecopy No.: (212) 325-8304

PROVIDED that any notice, request or demand to or upon the Administrative Agent made under this Agreement may be made by telephone, with prompt written confirmation thereafter of such telephonic notice, and the Administrative Agent shall be entitled to rely on such telephonic notice; PROVIDED, FURTHER, that any notice, request or demand to or upon the Administrative Agent and the Lenders pursuant to SECTION 2.3, SECTION 2.7, or SECTION 2.8, shall not be effective until received.

          9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5 PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION. The Borrower agrees (a) to pay or reimburse the Arranger, the Administrative Agent and the Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the arrangement and syndication of the credit facilities provided for herein, any due diligence related hereto (including without limitation any evaluation of collateral), the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of external counsel to the Arranger, the Administrative Agent and the Collateral Agent, (b) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder, (c) to pay or reimburse the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) to the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender,
(d) to pay, and indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank from, any and all present or future stamp, documentary or excise taxes or similar charges, any and all recording and filing fees, and any and all liabilities with respect thereto, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the

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transactions contemplated by, or payment under, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the Letters of Credit, the other Loan Documents and any such other documents, and (e) to pay, and indemnify and hold harmless the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank (including each of their respective parents, subsidiaries, officers, directors, employees, agents, trustees and attorneys-in-fact) (each such Person being called an "INDEMNITEE") from and against, any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, settlements, expenses or disbursements of whatever kind or nature arising from, in connection with or with respect to (i) the execution or delivery of any Loan Document or the First Mortgage Indenture or any agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents or the First Mortgage Indenture of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (e), collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such indemnified liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee (or such Indemnitee's parent, subsidiaries, officers, directors, employees, agents, trustees or attorneys-in-fact). To the extent permitted by applicable law, each party hereto agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, the First Mortgage Indenture or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. The agreements in this SECTION 9.5 supercede the reimbursement and indemnification provisions in the Commitment Letter, and shall survive repayment of the Obligations hereunder.

          9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the amounts owing hereunder and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment, LC Exposure and Credit-Linked Deposit of such Lender and any other interest hereunder and under the other Loan Documents without notice to or the consent of the Borrower or the Administrative Agent.

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     In the event of any such sale by a Lender of a participating interest to a
     Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and other obligations owing to such Lender and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers (i) decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes or Credit-Linked Deposit, (ii) extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes or Credit-Linked Deposit, (iii) extending its Commitment or LC Exposure, (iv) permitting any assignment or transfer of any of the Borrower's rights or obligations under this Agreement) or (v) releasing all or substantially all of the Collateral. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in SECTION 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTION 2.15, SECTION 2.16 and SECTION 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED that, in the case of SECTION 2.16, such Participant shall have complied with the requirements of said Section; and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time may assign to any Lender or any affiliate or Approved Fund thereof, or, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), to an additional bank, financial institution, fund or commingled investment vehicle, or other Person (an "ASSIGNEE") all or any pro rata portion of its rights and obligations under this Agreement and the Notes pursuant to an assignment agreement, substantially in the form of EXHIBIT C (or such other form approved by the Administrative Agent's in its sole discretion) (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), executed by such Assignee, such assigning Lender and, in the case of an Assignee that is not then a Lender or an affiliate or Approved Fund thereof, by the Administrative Agent and delivered to the Administrative Agent for its acceptance and recording in the Register (such Assignment and Assumption Agreement to be electronically execute and deliver to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent

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     (which initially shall be ClearPar, LLC) or, if no such system is then acceptable to the Administrative Agent, by manual execution and delivery); PROVIDED that (i) any such assignment must be (A) a pro rata assignment to such assignee with respect to all of its rights and interests as a Lender hereunder and (B) a pro rata assignment to such assignee with respect to all of its rights and interests as a lender under the 364-Day Credit Agreement, (ii) in a minimum amount equal to the lesser of $1,000,000 and the aggregate Commitments and LC Exposure and outstanding Loans and Credit-Linked Deposits of such Lender then in effect unless (y) otherwise agreed to by each of the Borrower and the Administrative Agent or (z) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, and (iii) after giving effect to any such assignment, such Lender shall have either (x) sold all its rights and obligations hereunder and under the Notes or (y) retained at least $1,000,000 of the aggregate Commitments and LC Exposure and outstanding Loans and Credit-Linked Deposits. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Assumption Agreement, (1) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption Agreement, have the rights and obligations of a Lender hereunder with a Commitment and LC Exposure and Loans and Credit-Linked Deposits as set forth therein and
     (2) the assigning Lender thereunder, to the extent provided in such Assignment and Assumption Agreement, shall be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto; PROVIDED that the provisions of SECTION 2.15,
     SECTION 2.16, SECTION 2.17 and SECTION 9.5 shall continue to benefit such assigning Lender to the extent required by such Sections). On or prior to the effective date determined pursuant to such Assignment and Assumption Agreement, (i) appropriate entries shall be made in the accounts of the assigning Lender and the Register evidencing such assignment and releasing the Borrower from any and all obligations to the assigning Lender in respect of the assigned Loan or Loans and Credit-Linked Deposits and (ii) appropriate entries evidencing the assigned Loan or Loans shall be made in the accounts of the Assignee and the Register as required by Section 9.6(d). In the event that any Notes have been issued in respect of the assigned Loan or Loans, such Notes shall be marked "cancelled" and surrendered by the assigning Lender to the Administrative Agent for return to the Borrower.

               (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain, at its address referred to in SECTION 9.2, a copy of each Assignment and Assumption Agreement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment and LC Exposure of, and principal amount of the Loans owing to, and Credit-Linked Deposits of each Lender from time to time. To the extent permitted by applicable law, the entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Administrative Agent may (and, in the case of any Loan not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon

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     appropriate entries with respect thereto being made in the Register. The
     Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Assumption Agreement executed by the assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent ) together with payment by the assigning Lender or by the Assignee to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such Assignment and Assumption Agreement and, on the effective date determined pursuant thereto, shall record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower.

               (f) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan and Credit-Linked Deposit that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPC to make any advance hereunder,
     (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan and Credit-Linked Deposit pursuant to the terms hereof. The making of a Loan and Credit-Linked Deposit by an SPC hereunder shall utilize the applicable Commitment and LC Exposure of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this SECTION 9.6(f), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans and Credit-Linked Deposits to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and Credit-Linked Deposits and (ii) disclose on a confidential basis any non-public information relating to its Loans and Credit-Linked Deposits to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

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               (g) The Borrower authorizes the Lenders to disclose to any
     Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee, any and all financial information in the Lenders' possession concerning the Borrower and its respective Affiliates which has been delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Administrative Agent or the Lenders by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its respective Affiliates prior to becoming a party to this Agreement; PROVIDED that each such Transferee and prospective Transferee agrees in writing to be bound by the provisions of Section 9.8.

               (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; PROVIDED that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this SECTION 9.6 concerning assignments.

          9.7 ADJUSTMENTS; SETOFF. (a) If any Lender (a "BENEFITED LENDER") shall at any time receive any payment of all or part of its Loans and Credit-Linked Deposits, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in SECTION 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans and Credit-Linked Deposits, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and Credit-Linked Deposits, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

               (b) Upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, (without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law), upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify

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     the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          9.8 CONFIDENTIALITY. Each Lender agrees to exercise all reasonable efforts (consistent with its customary methods for keeping information confidential) to keep any information delivered or made available by the Borrower (such information, "CONFIDENTIAL INFORMATION") confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; PROVIDED that nothing herein shall prevent any Lender from disclosing such information (a) to any Affiliate of such Lender or to any other Lender, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (d) that has been publicly disclosed, (e) in connection with any litigation relating to the Loans and Credit-Linked Deposits, this Agreement or any transaction contemplated hereby to which any Lender or the Administrative Agent may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Lender's legal counsel and independent auditors, and (h) to any actual or proposed participant or assignee of all or any part of its Loans hereunder, if such other Person, prior to such disclosure, agrees, in writing, for the benefit of the Borrower to comply with the provisions of this SECTION 9.8. Notwithstanding anything herein to the contrary, Confidential Information shall not include, and each Lender and each Agent (and each employee, representative or other agent of each Lender and each Agent) may disclose to any and all persons without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Lender, Agent, employee, representative or other agent relating to such tax treatment and tax structure; PROVIDED that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and the transactions contemplated hereby.

          9.9 EFFECTIVENESS. This Agreement shall become effective on the date when counterparts hereof executed on behalf of the Borrower, the Administrative Agent, each Lender and each Issuing Bank shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrower.

          9.10 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Administrative Agent.

          9.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any

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such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.12 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent, the Lenders and the Issuing Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender or Issuing Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. This Agreement and the other Loan Documents shall supercede the Commitment Letter in its entirety.

          9.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OTHER THAN
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

          9.14 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be, at its address set forth in
     SECTION 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing contained herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

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          9.15 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

               (a) Neither the Administrative Agent nor any Issuing Bank or Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Lenders and the Issuing Banks, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

               (b) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Administrative Agent, the Lenders, the Issuing Banks and the Borrower.

          9.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              BORROWER:
                              AQUILA, INC.
                              By: /s/ Richard C. Green, Jr.
                              ------------------------------------------------
                                  Name: Richard C. Green, Jr.
                                  Title: President and Chief Executive Officer

                              ADMINISTRATIVE AGENT:
                              CREDIT SUISSE FIRST BOSTON,
                              CAYMAN ISLANDS BRANCH
                              By: /s/ S. William Fox
                              ------------------------------------------------
                                  Name: S. William Fox
                                  Title: Director
                              By: /s/ Cassandra Droogan
                              ------------------------------------------------
                                  Name: Cassandra Droogan
                                  Title: Associate

                              ISSUING BANK:
                              CREDIT SUISSE FIRST BOSTON
                              By: /S/ S. William Fox
                              ------------------------------------------------
                                  Name: S. William Fox
                                  Title: Director
                              By: /s/ Cassandra Droogan
                              ------------------------------------------------
                                  Name: Cassandra Droogan
                                  Title: Associate

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